As filed with the Securities and Exchange Commission on February 3, 2004
                                                   Registration No. 333-104213
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              -----------------------

                                 AMENDMENT NO. 4
                                       TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                              -----------------------

                                    BHC, INC.
             (Exact name of registrant as specified in its charter)

     Delaware                         4700                          42-1557347
(State or Other Jurisdiction (Primary Standard Industrial       (I.R.S. Employer
     of Incorporation         Classification Code Number)         Identification
      or Organization)                                               Number)

                              -----------------------

                              14001 63rd Way North
                            Clearwater, Florida 33760
                                 (727) 533-8730
          (Address and Telephone Number of Principal Executive Offices
                         and Principal Place of Business

                              -----------------------

                         Scott G. Roix, President and CEO
                                    BHC, Inc.
                              14001 63rd Way North
                            Clearwater, Florida 33760
                                 (727) 533-8730
            (Name, Address and Telephone Number of Agent for Service)

                              -----------------------

Copies of all communications, including all communications sent to the agent for service, should be sent to:

                            Adam S. Gottbetter, Esq.
                           Gottbetter & Partners, LLP
                              488 Madison Avenue
                            New York, New York 10022
                                 (212) 400-6900

                              ---------------------

Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ____________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ____________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ____________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------
                                                       PROPOSED                  PROPOSED
      TITLE OF EACH CLASS           AMOUNT TO BE      MAXIMUM OFFERING        MAXIMUM AGGREGATE        AMOUNT OF
OF SECURITIES TO BE REGISTERED       REGISTERED       PRICE PER SHARE (1)     OFFERING PRICE (1)    REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value        1,253,750            $.10                    $125,375              $81
TOTAL                                1,253,750            $.10                    $125,375              $81
--------------------------------------------------------------------------------------------------------------------

(1)  Estimated  solely  for  purposes  of  computing  the  registration  fee.

The registrant hereby amends the registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that the registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE
SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION.  DATED ___________, 2004

                                                                      PROSPECTUS

                                    BHC, INC.

                        1,253,750 SHARES OF COMMON STOCK

                              ---------------------

     This prospectus relates to the sale of 1,253,750 shares of our common stock by the selling stockholders named on page 33. The selling stockholders will sell the shares from time to time at $.10 per share until our shares are quoted on the Over-the-Counter Bulletin Board ("OTCBB") and thereafter at prevailing market prices or privately negotiated prices. There is no set minimum or maximum number of shares that can be purchased by an investor. There is no assurance that our common stock will be included on the OTCBB. We will not receive any proceeds from any sales made by the selling stockholders but will pay the expenses of this offering. This is the initial registration of any of our shares.

     No  public  market  currently  exists  for  our  shares  of  common  stock.

                              ---------------------

     INVESTING IN OUR COMMON STOCK INVOLVES CERTAIN RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 2.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              ---------------------

                 THE DATE OF THIS PROSPECTUS IS __________, 2004

                              ---------------------

                                TABLE OF CONTENTS

                                                               Page
                                                               ----
Summary. . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . .   3
     Risks  Concerning  Our  Business. . . . . . . . . . . . .   3
     Risks  Concerning  This  Offering. . . . . . . . . . . .   10

Cautionary Note Regarding Forward-Looking Statements . . . . .  12

Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . .  12

Determination of Offering Price. . . . . . . . . . . . . . . .  12

Dilution . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

Capitalization . . . . . . . . . . . . . . . . . . . . . . . .  13

Description of Business. . . . . . . . . . . . . . . . . . . .  13

Plan of Operation. . . . . . . . . . . . . . . . . . . . . . .  23

Directors, Executive Officers, Promoters and Control Persons .  25

Executive Compensation . . . . . . . . . . . . . . . . . . . .  26

Security Ownership of Certain Beneficial Owners and Management  27

Certain Relationships and Related Transactions . . . . . . . .  28

Market for Common Equity and Related Stockholder Matters . . .  29

Description of Securities. . . . . . . . . . . . . . . . . . .  30

Selling Stockholders . . . . . . . . . . . . . . . . . . . . .  32

Plan of Distribution . . . . . . . . . . . . . . . . . . . . .  36

Legal Proceedings. . . . . . . . . . . . . . . . . . . . . . .  38

Experts. . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

Legal Matters. . . . . . . . . . . . . . . . . . . . . . . . .  38

Where You Can Find Additional Information. . . . . . . . . . .  38

Index to Consolidated Financial Statements . . . . . . . . . .  40



                     DEALER PROSPECTUS DELIVERY OBLIGATION

     Until __________, 2004 (90 days from the date of this prospectus), all dealers that effect transactions in these securities, whether or not participants in this offering, may be required to deliver a prospectus.

                                     SUMMARY

     This summary highlights the key information contained in this prospectus. Because it is a summary, it does not contain all of the information you should consider before making an investment decision. You should read the entire prospectus carefully, including the section titled "Risk Factors".

BUSINESS

     We are a development stage company that, through our wholly owned subsidiary, BookFloridaHotels.com, Inc., plan to provide branded online marketing and distribution of travel products and services to leisure and small business travelers. We commenced operations in August 2003. Our principal executive offices are located at 14001 63rd Way North, Clearwater, Florida 33760 and our phone number there is (727) 533-8730.

                                  THE OFFERING

Shares offered by the selling stockholders       1,253,750

Common  stock  outstanding                       3,253,750

Use  of proceeds                                 The selling stockholders will
                                                 receive the net proceeds from
                                                 the sale of shares.  We will
                                                 not receive any of the proceeds
                                                 from the sale of shares offered
                                                 by  this  prospectus.

                                  RISK FACTORS

     Investing in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described below before you purchase any of our common stock.

If any of these risks or uncertainties actually occurs, our business, financial condition or results of operations could be materially adversely affected. In this event you could lose all or part of your investment.

                          RISKS CONCERNING OUR BUSINESS

WE ARE A DEVELOPMENT STAGE COMPANY. WE HAVE NO OPERATING HISTORY FOR YOU TO USE TO EVALUATE OUR BUSINESS. WE MAY NEVER ATTAIN PROFITABILITY.

     We are a development stage company and have no operating history upon which may make an evaluation of our business prospects by you difficult. Our operations are therefore subject to all of the risks inherent in light of the expenses, difficulties, complications and delays frequently encountered in connection with the formation of any new business. Investors should evaluate us in light of the delays, expenses, problems and uncertainties frequently encountered by companies developing markets for new products and technologies. We may never overcome these obstacles.

     Because we began operations in August 2003 and have a limited operating history, it is difficult to evaluate our proposed business and prospects. Our revenue and income potential is unproven. We cannot assure investors that we will attract travel suppliers and consumers, establish a sizable market share or achieve significant revenues or operating margins in future periods. We cannot guarantee that we will ever achieve commercial success and therefore may never generate a profit.

     Our business is speculative and dependent upon the implementation of our business plan, the acceptance of our website and the effectiveness of our marketing programs and relationships with our suppliers. There can be no assurance that our efforts will be successful or result in revenue or profit. There is no assurance that we will earn significant revenues or that investors will not lose their entire investment.

WE MAY BE UNABLE TO MEET OUR FUTURE CAPITAL REQUIREMENTS, UPON WHICH WE ARE LIKELY TO BE HIGHLY DEPENDENT. WE MAY RUN OUT OF CASH TO OPERATE AND GROW OUR REVENUES.

     Our business requires and our current business plan contemplates the need for significant levels of capital resources. No assurance can be given that our current capital resources will be sufficient for our operations or that any unforeseen circumstances or change in our planned operations would not consume available resources more rapidly than anticipated. We may run out of cash to meet our operational needs. Should such additional finances be necessary, we plan to raise funds through equity or debt financings and/or traditional bank financing, or a combination of both, which may have the effect of diluting the holdings of existing stockholders. Financing may not be available when needed or such financing may not be available on commercially reasonable terms. If adequate funds are not available, we may be required to delay or terminate expenditures to develop and commercialize our objectives, which would not allow us to maintain and grow our revenues.

WITHOUT THE CONTINUED SERVICE OF OUR EXECUTIVE OFFICER AND KEY EMPLOYEE, AND OUR ABILITY TO ATTRACT AND RETAIN SKILLED PERSONNEL, OUR BUSINESS MAY FAIL.

     Our future success depends, in significant part, on the continued service and performance of Scott G.Roix, our Chief Executive Officer and President, who possesses extensive expertise in various aspects of our business. We cannot assure you that Mr. Roix will be able to fulfill his responsibilities adequately or, if he chooses to leave us, that we would be able to find an appropriate replacement for him. Any loss or interruption of Mr. Roix's services could cause our business to fail. It could also result in our failure to create and maintain relationships with strategic partners that are critical to our success. We do not presently maintain key-man life insurance policies on Mr. Roix. Our success also depends on our ability to hire, train, retain and manage highly skilled employees. We cannot assure you that we will be able to attract and retain a sufficient number of qualified employees or that we will successfully train and manage the employees we hire.

WITHOUT THE ATTRACTION OF NEW CUSTOMERS WE CANNOT DEVELOP RELATIONSHIPS WITH TRAVEL SUPPLIERS AND OUR BUSINESS MAY FAIL.

     Our business depends on travel suppliers to enable us to offer travel services and products on our website. We will not attract customers without travel services and products on our website. Our inability to establish or maintain such relationships or increase the number or variety of travel suppliers could adversely affect the inventory of travel products we plan to make available on our website. A lack of inventory of travel products may limit our ability to find customers and impede our ability to generate revenue. Our business will fail without revenue.

A DECLINE IN COMMISSION RATES AND FEES OR THE ELIMINATION OF COMMISSIONS BY TRAVEL SUPPLIERS COULD REDUCE POTENTIAL REVENUES AND MARGINS.

     A substantial majority of our online revenues will depend on the commissions and fees paid by travel suppliers for bookings made through our online travel services. We have few written commission agreements with suppliers and accordingly most travel suppliers are not obligated to pay any specified commission rates for bookings made through our website or to pay revenues at all. As is standard practice in the travel industry, we will rely on informal arrangements for the payment of commissions. If airlines, hotel chains or other travel suppliers with whom we will not have guaranteed compensation agreements reduce current industry commission rates or eliminate commissions entirely and we were not able to enter into agreements with these travel suppliers, or successfully charge a compensating service fee to consumers, our revenues would be significantly reduced. We cannot provide assurances that such airlines, hotel chains or other travel suppliers will not reduce current industry commission rates, refuse to enter into agreements with us or eliminate commissions entirely, any of which could reduce potential revenues and margins, and adversely affect our business, financial condition and results of operations.

CONSUMERS, TRAVEL SUPPLIERS AND ADVERTISERS MAY NOT ACCEPT OUR WEBSITE AS A VALUABLE COMMERCIAL TOOL, WHICH WOULD NOT ALLOW US TO GENERATE SALES AND REVENUES.

     We currently generate no sales and revenue. We will not have sales and revenues if consumers do not accept and use our website. Consumers who have historically purchased travel products using traditional commercial channels, such as local travel agents and calling airlines directly, must instead purchase these products online through a link on our website to an affiliate travel supplier's website or by calling a toll free number to be listed on our website. Consumers frequently use websites to compare pricing and other travel information and then choose to purchase airline tickets or make other reservations directly from travel suppliers or other travel agencies. If this practice increases, our sales and revenues will not develop.

     Similarly, we will not generate sales and revenues if travel suppliers and advertisers do not accept our website as a valuable commercial tool and use our website. Travel suppliers will need to view our website as an efficient and profitable channel of distribution of their travel products. Advertisers will need to view our website as an effective way to reach their potential customers.

INTENSE COMPETITION IN OUR INDUSTRY COULD LIMIT OUR MARKET SHARE AND NOT ALLOW US TO GENERATE REVENUES AND PROFITS.

     We have not sold any of our products or services. The markets for the products and services offered by us are intensely competitive. As a result, we may never obtain any significant market share in the industry. We face competition from a variety of companies with respect to each product or service we plan to offer. These competitors include:

     -    Internet  travel  agents  such  as  Travelocity.com  and  Expedia.com

     - local, regional, national and international traditional travel agencies

     - consolidators and wholesalers of airline tickets, hotels and other travel products, including online consolidators such as Cheaptickets.com, Priceline.com and online wholesalers such as Hotel Reservations Network, Inc.

     - airlines, hotels, rental car companies, cruise operators and other travel service providers, whether working individually or collectively, some of which could be suppliers to our website

     -    operators  of  travel  industry  reservation  databases

     In addition to the traditional travel agency channel, many travel suppliers also offer their travel services as well as third-party travel services directly through their own websites. As the market for online travel services grows, we believe that travel suppliers, traditional travel agencies, travel industry information providers and other companies will increase their efforts to develop services that will compete with our planned services by selling inventory from a wide variety of suppliers. If our online operations cannot compete successfully with any current or future competitors, we will not start to generate revenues and profits. We currently have no revenue and profits.

     Many of our competitors are larger, more established and better-financed companies that are able to devote greater resources to marketing and promotional campaigns and commit more resources to website and systems development than we will be able to devote, which may make it difficult for us to succeed. Some of our competitors may be able to secure services and products from travel suppliers on more favorable terms than us. In addition, the introduction of new technologies and the expansion of existing technologies may increase competitive pressures. Increased competition may result in reduced operating margins, as well as loss of any market share and brand recognition we may obtain. We may not be able to compete successfully against current and future competitors. Competitive pressures faced by us could inhibit our ability to generate our revenues and profits.

IF WE FAIL TO ESTABLISH AND INCREASE OUR BRAND RECOGNITION AMONG CONSUMERS, WE MAY NOT BE ABLE TO ATTRACT AND EXPAND OUR ONLINE TRAFFIC.

     We believe that establishing, maintaining and enhancing our brand is a critical aspect of our efforts to attract online traffic. The number of Internet sites that offer competing services increases the importance of establishing and maintaining brand recognition. Many of these Internet sites already have well-established brands in online services or the travel industry generally. Promotion of our brand will depend largely on our success in providing a high-quality online experience. In addition, we intend to invest in marketing and advertising with the intention of establishing and expanding our brand recognition to attract and retain online users and to respond to competitive pressures. However, we cannot provide any assurance that these expenditures will be effective to promote our brand or that our marketing efforts generally will achieve our goals. Our inability to effectively promote our brand could have a material adverse effect on our business, financial condition and results of operations. Even if we are successful in promoting our brand, the increased brand recognition may not economically justify the cost of brand promotion needed to achieve that recognition.

WE MAY BE FOUND TO HAVE INFRINGED ON INTELLECTUAL PROPERTY RIGHTS OF OTHERS THAT COULD EXPOSE US TO SUBSTANTIAL DAMAGES AND RESTRICT OUR OPERATIONS.

     We could face claims that we have infringed the patents, copyrights or other intellectual property rights of others. In addition, we may be required to indemnify travel suppliers for claims that may be made against them by our customers. Any such claims could require us to spend significant time and money in litigation, delay the release of new products or services, pay damages, develop new intellectual property or acquire licenses to intellectual property that is the subject of the infringement claims. These licenses, if required, may not be available on acceptable terms or at all. As a result, intellectual property claims against us or against travel suppliers that we are required to indemnify could have a material adverse effect on our business, operating results and financial condition.

WITHOUT THE CONTINUED USE AND GROWTH OF THE INTERNET AND THE EXTENT OF ACCEPTANCE AND PROFITABILITY OF ONLINE COMMERCE, WE WILL NOT BEGIN TO GENERATE REVENUES AND PROFIT.

     We currently have no revenues or profit. We will not begin to accrue revenues and profits if there is not continued widespread acceptance and use of the Internet and online services as a medium for commerce. Rapid growth in the use of the Internet and online services is a recent phenomenon. This growth may not continue. A sufficiently broad base of consumers may not accept or continue to use the Internet as a medium of commerce. Demand for and market acceptance of recently introduced products and services over the Internet involve a high level of uncertainty. If the growth of the Internet does not continue or if consumers cease to accept the Internet as a medium of commerce, we will not begin to have revenues and profit.

     The Internet has experienced, and is expected to continue to experience, significant growth in the number of users and amount of traffic. Our success will depend upon the development and maintenance of the Internet's infrastructure to cope with this increased traffic. This will require a reliable network backbone with the necessary speed, data capacity and security and the timely development of complementary products for providing reliable Internet access and services. Major online service providers and the Internet itself have experienced outages and other delays as a result of software and hardware failures and could face such outages and delays in the future. Outages and delays are likely to adversely affect the level of Internet usage and the processing of online transactions. In addition, the Internet could lose its viability because of delays in the development or adoption of new standards to handle increased levels of activity or increased government regulation. The adoption of new standards or government regulation may require us to incur substantial compliance costs. Such costs may adversely affect our ability to generate revenues and profits.

RAPID TECHNOLOGICAL CHANGES MAY RENDER OUR TECHNOLOGY OBSOLETE OR DECREASE THE ATTRACTIVENESS OF OUR INTENDED SERVICES TO CUSTOMERS.

     We currently have no market share in the online travel industry. In order to become competitive in the online travel industry, we will have to continually enhance and improve the functionality and features of our website. If we fail to continually improve our website's speed, personalization and customer service, we could lag behind competitors or our website could become obsolete. As a result, we could lose market share and our revenues would decline, which could have a material adverse effect on our business, financial condition and results of operations. In order to become competitive, we may have to incur substantial costs and expenses to respond to the increasingly sophisticated requirements of online consumers and suppliers. Such costs and expenses may have a material adverse effect on our business, financial condition and results of operations.

SECURITY  BREACHES  IN  OUR  SYSTEMS  OR  CREDIT  CARD  FRAUD  COULD  DAMAGE OUR
REPUTATION  AND  CAUSE  US  TO  LOSE  CUSTOMERS.

     Consumer concerns over the security of transactions conducted on the Internet and over privacy issues may inhibit the growth of the Internet and online commerce. The security of customers' confidential transaction data could be jeopardized as a result of the accidental or intentional acts of Internet users, our employees or others, or computer viruses. If we experience significant credit card fraud or if there is a breach in the security of our systems, we could lose consumers' confidence and consequently, their business. In addition, we may be liable for damages caused by security breaches. Such liability could increase our expenses and exhaust our resources, which could have a material adverse effect on our business, financial condition and results of operations.

     Security breaches experienced by other electronic commerce companies could reduce consumers' confidence in our website. Although we plan to use encryption and authentication technology, these measures can be circumvented. The costs required to continually upgrade our security measures could be prohibitively expensive and could result in delays or interruption of service that could result in a loss of consumers.

OUR COMPUTER SYSTEMS MAY SUFFER SYSTEM FAILURES, CAPACITY CONSTRAINTS AND BUSINESS INTERRUPTIONS WHICH COULD INCREASE OUR OPERATING COSTS AND PREVENT US FROM ATTRACTING CUSTOMERS AND IMPEDE OUR ABILITY TO INITIALLY ACCRUE SALES AND REVENUES.

     We currently have no sales or revenues. The interruption, impaired performance or insufficient capacity of our systems could lead to interruptions or delays in our service, loss of data or our inability to process reservations, which could cause us to lose customers and impede our ability to initially accrue sales and revenue. We will also rely on third-party computer systems and third-party service providers, including the computerized central reservation systems of the airline, hotel and car rental industries to make airline ticket, hotel room and car rental reservations and credit card verifications and confirmations.

     Any discontinuance in the services provided to us by third parties or our system and operations or any deterioration or interruption of these services, systems or operation would prevent consumers from accessing or purchasing particular travel services through our website, which would cause us to lose customers and impede our ability to initially accrue sales and revenue. If our arrangement with any of these third parties is terminated, we may not find an alternate source of systems support on a timely basis or on commercially reasonable terms. If our systems and operations are damaged, our redundant systems or disaster recovery plans may not be adequate.

     We have a hosting contract with 51st State Systems Inc., a provider of Internet services, pursuant to which 51st State Systems operates and maintains a significant portion of our web servers in their Vancouver data center. Our operations depend on 51st State Systems' ability to protect its and our systems in its data center against any such unexpected adverse events. Although 51st State Systems provides comprehensive facilities management services, including human and technical monitoring of all production servers 24 hours-per-day, seven days-per-week, 51st State Systems does not guarantee that our Internet access will be uninterrupted, error-free or secure. Any such interruption, error or security breach would cause us to lose customers and impede our ability to initially accrue sales and revenue.

     Our hosting contract with 51st State Systems expires in December 2003. It has one year automatic extensions. If 51st State Systems were unable or unwilling to provide these services, we would have to find a suitable replacement. Our operations could be disrupted while we were in the process of finding a replacement for 51st State Systems and the failure to find a suitable replacement or to reach an agreement with an alternate provider on terms acceptable to us could materially adversely affect our ability to adequately service our customers.

     Our insurance policies may not adequately compensate us for any losses that we may incur because of any failures in our system or interruptions in the delivery of our services. Our ability to service our existing customers and attract new customers could be materially adversely affected by any event, damage or failure that interrupts or delays our operations. We will be required to continually devote substantial financial, technical and operational resources to expand and upgrade our systems and infrastructure. See below risk factor
"Conflicts of interest with 51st State Systems could impede our business strategy and hurt our business" and also see "Certain Relationships and Related Transactions" below.

EVOLVING  GOVERNMENT  REGULATION  COULD  IMPOSE  TAXES  OR  OTHER BURDENS ON OUR
BUSINESS  WHICH  COULD  INCREASE  OUR COSTS OR DECREASE DEMAND FOR OUR PRODUCTS.

     Increased regulation of the Internet or different applications of existing laws might slow the growth of the use of the Internet and commercial online services, which could decrease any then existing demand for our services, increase the cost of doing business or otherwise reduce our sales and revenues.

     Federal legislation imposing limitations on the ability of states to tax Internet-based sales was enacted in 1998. The Internet Tax Freedom Act exempts specific types of sales transactions conducted over the Internet from multiple or discriminatory state and local taxation through November 1, 2003. If this legislation is not renewed when it terminates, state and local governments could impose taxes on Internet-based sales. These taxes could decrease any demand for our products and services or increase our costs of operations, which would have a material adverse effect on our business, financial condition and results of operations.

     Data collection, protection and privacy issues are a growing concern in the U.S., and many countries around the world in which we may do business in the future. Evolving government regulation in these areas could limit or restrict our ability to market our products and services to consumers, increase our costs of operation and lead to a decrease in any demand for our products and services, which would have a material adverse effect on our business, financial condition and results of operation.

OUR REVENUES WILL BE HIGHLY DEPENDENT ON THE TRAVEL AND TRANSPORTATION INDUSTRIES AND A PROLONGED SUBSTANTIAL DECREASE IN TRAVEL BOOKINGS VOLUMES COULD CAUSE OUR BUSINESS TO FAIL.

     Most of our revenues will be derived from airlines, hotel operators, car rental companies and other suppliers in the travel and transportation industries. We have generated no sales but if we do attract customers, our revenues will increase and decrease with the level of travel and transportation activity and therefore will be highly subject to declines in or disruptions to travel and transportation. The travel industry is seasonal, and our revenue will vary significantly from quarter to quarter. Factors that may adversely affect travel and transportation activity include price escalation in travel-related industries, airline or other travel-related labor action, political instability, hostilities and war, inclement weather, fuel price escalation, increased occurrence of travel-related accidents, acts of terrorism, the financial condition of travel suppliers and economic downturns and recessions. A prolonged substantial decrease in travel bookings volumes could have an adverse impact on our ability to attract customers and generate sales and revenue causing our business to fail.

     The September 11, 2001 terrorist attacks on New York and Washington, and the economic downturn that preceded and was worsened by the attacks, may continue to adversely affect the travel industry and therefore our business prospects. Additionally, the possibility of terrorist attacks, hostilities and war, the financial instability of many of the air carriers, and delays resulting from added security measures at airports may continue to adversely affect the travel industry. Airlines may reduce the number of their flights, making less inventory available to us. Several major airlines are experiencing liquidity problems and some have sought bankruptcy protection. Travelers' perceptions of passenger security or airlines' financial stability may have an adverse effect on demand from our customers. A prolonged substantial decrease in travel bookings volumes could cause our business to fail.

CONFLICTS OF INTEREST WITH 51ST STATE SYSTEMS COULD IMPEDE OUR BUSINESS STRATEGY AND OUR ABILITY TO INITIALLY ACCRUE SALES AND REVENUE.

     Matthew Sebal, one of our directors, owns 50% of the outstanding capital stock of 51st State Systems and 51st State Systems owns 30,000 shares of our common stock (less than 1%). We have a hosting contract with 51st State Systems Inc., a provider of Internet services, pursuant to which 51st State Systems operates and maintains a significant portion of our web servers in their Vancouver data center. We believe that our agreement with 51st State Systems is on terms reasonable and made in our best interests. There is a risk that Mr. Sebal will not act in the best interests of our company causing our business strategy and our ability to initially generate sales and revenue to be impeded. See the above risk factor "Interruptions in service from third parties could impair the quality of our service" and "Certain Relationships and Related Transactions" below.

CONFLICTS OF INTEREST WITH SCOTT G. ROIX AND VICI MARKETING COULD IMPEDE OUR BUSINESS STRATEGY AND OUR ABILITY TO INITIALLY GENERATE SALES AND REVENUE.

     Scott G. Roix, our executive officer and a director, is the Chief Executive Officer of Vici Marketing, a multi dimensional marketing and distribution company he founded that specializes in mass marketing appeal products, discounted travel packages and travel clubs and various aspects of direct response television, database mining, telemarketing and direct mail. Mr. Roix and his wife own 90% and 10%, respectively, of the outstanding capital stock of Vici Marketing. We have an agreement with Vici Marketing pursuant to which we will be able to provide Vici's travel inventory to our customers. We believe that our agreement with Vici Marketing is on terms reasonable and made in our best interests. There is a risk that Mr. Roix will not act in the best interest of our company causing our business strategy to be impeded and the reduction in our sales and revenue. See the above risk factors relating to travel suppliers under "Risks Affecting Our Business" and "Certain Relationships and Related Transactions" below. In addition, due to other business commitments, Mr. Roix will only devote 20 hours per week of his time towards our business. This may negatively affect our ability to develop operations and harm our ability to initially earn revenues. See Mr. Roix's biographical information below under "Directors, Executive Officers, Promoters and Control Persons."


                         RISKS CONCERNING THIS OFFERING

SCOTT  G.  ROIX,  OUR  PRESIDENT,  CHIEF  EXECUTIVE  OFFICER  AND  A  DIRECTOR,
BENEFICIALLY OWNS APPROXIMATELY 61% OF OUR OUTSTANDING COMMON STOCK; HIS INTERESTS COULD CONFLICT WITH YOURS; SIGNIFICANT SALES OF STOCK HELD BY HIM

COULD HAVE A NEGATIVE EFFECT ON OUR STOCK PRICE; STOCKHOLDERS MAY BE UNABLE TO EXERCISE CONTROL.

     As of January 26, 2004, our president, chief executive officer and a director, Scott G. Roix, was the beneficial owner of approximately 61% of our common stock. As a result, he has significant ability to:

     -    elect  or  defeat  the  election  of  our  directors;

     - amend or prevent amendment of our certificate of incorporation or by-laws;

     - effect or prevent a merger, sale of assets or other corporate transaction; and

     - control the outcome of any other matter submitted to the stockholders for vote.

     As a result of his ownership and position, Mr. Roix is able to significantly influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. If you purchase shares of our common stock in this offering, you may have no effective voice in our management. In addition, sales of significant amounts of shares held by Mr. Roix, or the prospect of these sales, could adversely affect the market price of our common stock. Mr. Roix's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our shareholders from realizing a premium over our stock price. See "Security Ownership of Certain Beneficial Owners and Management."

OUR MAJORITY STOCKHOLDERS ARE ABLE TO TAKE STOCKHOLDER ACTIONS WITHOUT GIVING PRIOR NOTICE TO ANY OTHER STOCKHOLDERS. THEY COULD MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

     Our majority stockholders are able to take stockholder actions in conformance with Section 228 of the Delaware General Corporation Law and our Certificate of Incorporation, which permits any stockholder action that may or is required to be taken at an annual or special meeting of the stockholders, to be taken without prior notice and without a vote of all of our stockholders. Instead of a vote, stockholder actions can be authorized by the written consents to such actions, signed by the holders of the number of shares which would have been required to be voted in favor of such action at a duly called stockholders meeting. We are not required to give prior notice to all stockholders of actions taken pursuant to the written consents of the majority stockholders. Our obligations are limited to giving such notice promptly after the action has been taken. The majority stockholders could make decisions disadvantageous to minority shareholders.

UNLESS A PUBLIC MARKET DEVELOPS FOR OUR COMMON STOCK, YOU MAY NOT BE ABLE TO SELL YOUR SHARES, THEREFORE YOUR INVESTMENT WOULD BE A COMPLETE LOSS.

     There is no public market for our common stock. An active trading market may never develop or, if developed, it may not be maintained. Failure to develop or maintain an active trading market could negatively affect the price of our common stock, and you may be unable to sell your shares, and therefore your investment would be a complete loss.

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This Memorandum contains certain financial information and statements regarding our operations and financial prospects of a forward-looking nature. Although these statements accurately reflect management's current understanding and beliefs, we caution you that certain important factors may affect our actual results and could cause such results to differ materially from any forward-looking statements which may be deemed to be made in this Memorandum. For this purpose, any statements contained in this Memorandum which are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as, "may", "intend", "expect", "believe", "anticipate", "could", "estimate", "plan" or "continue" or the negative variations of those words or comparable terminology are intended to identify forward-looking statements. There can be no assurance of any kind that such forward-looking information and statements will be reflective in any way of our actual future operations and/or financial results, and any of such information and statements should not be relied upon either in whole or in part in connection with any decision to invest in the shares.

                                 USE OF PROCEEDS

     We will not receive any proceeds from the sale of the stockholders' shares offered by this prospectus. All proceeds from the sale of the stockholders' shares will be for the account of the selling stockholders.

                         DETERMINATION OF OFFERING PRICE

     As there is no public market for the shares, the offering price we used is the price that the selling stockholders paid for their shares and bears no relationship to our assets, book value or prospective earnings or any other recognized criteria of value.

                                    DILUTION

     The shares of our common stock issued and outstanding as of the date of this prospectus, on a fully diluted basis, were acquired by the holders thereof at an average cost of $0.038 per share. Accordingly, you will bear a disproportionate share of the risk of loss in the event of a material adverse change in our financial condition.

                                 CAPITALIZATION

The  following  table  sets forth our capitalization as of September 30,  2003.


Stockholders'  equity

          Common  stock,  $.001  par  value;
              100,000,000  shares  authorized,
              3,253,750  shares  outstanding                       $     3,254

          Preferred  Stock,  $.0001  par  value;
              5,000,000  shares  authorized,
              0  shares  outstanding                               $          0

Additional  paid-in  capital                                       $    120,111

Accumulated Deficit                                                $   (107,378)

Total  stockholders'  equity                                       $     15,987



                             DESCRIPTION OF BUSINESS

GENERAL

     We were incorporated in Delaware on September 12, 2002 and will conduct operations through our wholly-owned subsidiary, BookFloridaHotels.com, Inc., which was incorporated in Florida on September 13, 2002. Where the context requires, references to "we" or "us" throughout this document include reference to BookFloridaHotels.com, Inc.

     We are a development stage company whose principal business objective is to provide branded online marketing and distribution of travel products and services for leisure and small business travelers through the operation of our website in the United States -www.BookFloridaHotels.com. Our initial products and services center on offerings in Southeast Florida. We plan to concentrate our business efforts on our initial website for the next year. After that year, we may expand the destinations of our products and services, through development of additional websites to reflect those destination offerings.

     Our website is intended to enable consumers and travel suppliers to research, buy and sell travel-related products and services online and to browse through our website in a reliable, scalable environment. Our website offers consumers a convenient, comprehensive and personalized source of travel information, products and services. At the same time, our website enables travel suppliers to reach a large, global audience of consumers engaged in planning and purchasing travel products and services. Through our website, suppliers can pursue a range of targeted merchandising and advertising strategies designed to increase revenues, while reducing overall transaction and customer service costs.

     Our website offers discounted and charter airfares and discounted hotel rooms. Travel products and services expected to be marketed by us in the next six to twelve months include:

     -    "all-inclusive"  vacation  packages
     -    discounted  car  rentals
     -    discounted  cruises

     We have not negotiated or discussed in detail the addition of these additional travel products and services with any third parties. We will commence this process in the beginning of 2004.


OUR  BUSINESS  STRATEGY

     Our business strategy, as set for below, is to implement the following initiatives and become a material provider of online products and services. Our initial activities will be regional in nature concentrating on Southeast Florida.

     FURTHER  DEVELOP CONCEPT AND BUSINESS MODEL; CHOOSE GEOGRAPHICAL TEST SITES

     Our initial business is to provide online marketing and distribution of travel products and services for Southeast Florida businesses and national businesses servicing the Southeast Florida region. We expect this business to serve as a model for our intended future activities involving other markets and other products and services. We will assess the success of our current website and therefore, we do not anticipate to enter any new markets in the next twelve months.

     ACQUIRE  WEBSITE  ADDRESSES,  INCREASE  BRAND  AWARENESS

     We intend to acquire website addresses necessary for the operation of our business and to invest in expanding consumer awareness of our brand names through an advertising program. Our initial website which we intend to use for our Southeast Florida travel business is www.bookfloridahotels.com. Website
                                             -------------------------
addresses are available for $35 each from domain registration service bureaus such as Network Solutions and Register.com. These websites will be acquired to service other regions of the country and will bear appropriate region specific names similar to www.bookfloridahotels.com.
                    -------------------------

     IDENTITY  AND  DEVELOP  RELATIONSHIPS  WITH  PRODUCT  AND SERVICE SUPPLIERS

     We intend to develop strategic relationships with product and service suppliers similar to the agreements we have executed with Hospitality Group, Inc. and Vici Marketing. Our goal is to increase customer awareness of our product and service offerings and develop new ways to effectively market and distribute these products and services to our customers. We intend to seek out strategic relationships in the beginning of 2004.

     IDENTIFY  AND  ENGAGE  THE  SERVICES  OF  NEEDED  STAFF

     We intend to hire employees on an as needed basis. All employees will have specific roles and responsibilities and will receive appropriate training.

     DESIGN,  DEVELOP  AND  IMPLEMENT  WEBSITE

     We will strive to continually increase the efficiency and effectiveness of our website, including content, through enhancement of the underlying infrastructure and investment in improved technology. We have entered into agreements with 51st State Systems to build our initial website and to provide the server hardware, software and network connectivity necessary to run the website. We have purchased two servers; related equipment including Uninterrupted power supply, hubs, and cables, and 12 months of Class A co-location and have spent approximately $10,000 to develop our initial website. A Class A co-location is a physical place where servers are located next to each other and the area has redundant power systems, proper ventilation and air conditioning and is earthquake proof. In the next year, we expect to purchase another server, additional related equipment and spend approximately $20,000 more to further develop the initial website.

     DEVELOP  AND  IMPLEMENT  MARKETING  PLANS

     We intend to attract consumers and suppliers to our websites and create brand awareness through direct marketing; television, print, radio, and online advertising; and joint promotions. In this regard, in the next nine months we intend to engage in test marketing for the purpose of identifying and implementing the sales channels with the highest return on marketing investment.

SALES  AND  MARKETING

     Our revenues are expected to come from commissions, fees, and direct merchant sales related to transactions made through a toll free number listed on our website and through links to other websites, as well as from sales of advertisements on our website. For each sale or referral we make to a travel supplier, we expect to receive a commission and charge a fee to our customers of between 1% and 2% of the net sale price received by the travel supplier or affiliate online travel provider. We expect to attract consumers and travel suppliers to our website and create awareness of our brand through a variety of direct market channels such as e-mail advertising campaigns, print advertising campaigns, and banner advertising campaigns. We plan to invest in an advertising program of off-line and online media, including television, print, radio, and the Internet and joint promotions with travel service suppliers in the next nine to twelve months. We anticipate the cost of implementing these initiatives to be $12,000. We also expect to rely on word-of-mouth to attract new customers and will therefore strive to ensure that our customers have a positive experience by providing a convenient, user friendly website, which features many time-saving tools.

PRODUCTS  AND  SERVICES

     Initially, our travel offerings will consist of discounted hotel rooms, vacation packages and discounted and charter airfares in southeast Florida. To provide more travel options to our customers, we plan to expand our initial travel offerings in the beginning of 2004 by including, discounted car rentals, discounted cruises and "all-inclusive" vacation packages. We plan to add on another product to our website every month or two commencing in approximately six to nine months. We will expand first with discounted car rentals and then follow that with discounted cruises and "all-inclusive" vacation packages. The cost of adding these offerings is approximately $5,000. We may also expand the scope of our destination offerings, and in order to accomplish that we must purchase new websites. In contemplation of this possible expansion, we have purchased several domain names but have no plan to develop these websites in the next twelve months. The cost of purchasing a new web address for our expanded travel destinations is $35 per domain address.

     We also expect to enhance customers' experiences on our website by incorporating community aspects such as bulletin boards and chat rooms after we have all of our travel offerings available on our website.

DEVELOPMENT  OF  OUR  WEBSITE

     Our website became operational in August, 2003. To achieve this, we entered into two contracts with 51st State Systems. One is a site development contract to build our web site and the other is a hosting contract to provide the server hardware, software and network connection needed to run our website.

     The site development contract was entered into on December 6, 2002. 51st State Systems agreed to build our website environment in return for a $30,000 fixed fee. Under this contract 51st State Systems performs numerous functions for our company until the website is operational, including

     -    strategy  development,
     -    domain  registration,
     -    project  management,
     -    copywriting  and  integration  of  other  electronic  content
     -    basic  online  site  traffic  statistics
     -    intensive  testing  against  multiple  browsers/platforms,
     -    registration  within  all  leading  search  engines,
     -    development  of  site  structure  and  navigation,  and

     -    overall  site  design  and  creation  of  graphic  elements.

The $30,000 fee includes all charges for project management, art direction and graphic design, copywriting, page design and coding and database and programming. In addition, 51st State Systems will be reimbursed for all out-of-pocket expenses, which shall not exceed $4,500. A down payment of $10,000 was due to 51st State Systems from us upon execution of the site development contract. In lieu of such down payment, 51st State Systems accepted 30,000 of our shares. The site development contract expired on August 15, 2003 and we orally agreed to an extension until May 15, 2004 with the same terms as the original content.

     The hosting contract was entered into on December 6, 2002. 51st State Systems agreed to provide a web hosting environment for us. For the first year of the hosting contract there is no charge for this service except for emergency calls to our maintenance department which are billed to us at $150 per hour.
The fees for hosting contracts are typically waived when entered into in conjunction with site development contracts. After the first year, 51st State Systems will charge us $200 per month.

     Under the hosting contract, 51st State Systems will implement the server hardware, software and network connectivity. Once our web hosting service is operational and accessible from the internet, 51st State Systems will perform such functions as:

     -    support  our  web  servicer,
     -    provide  bandwidth  to  the  open  Internet,
     -    maintain  domain  name  services,  if  required,
     - obtain and coordinate the installation of new versions, releases, and fixes to the operating system and system software,
     -    provide  around-the-clock  monitoring  of  the  servers,
     -    provide  server  support  to  administer  the  server  environment,
     - use commercially reasonable efforts to assure that the servers are operational and available on the network, and
     - implement the security policy on firewalls and undertake the firewall software upgrades as deemed necessary for data security and integrity.

The hosting contract will expire on December 5, 2003. It has automatic one year extensions.

     Both contracts contain customary terms including 51st State Systems retained ownership of intellectual property related to its work product, payment terms and limitations on liability.

TRAVEL  SUPPLIERS  AND  ONLINE  TRAVEL  AGENTS

     We plan to continuously build relationships with travel suppliers in the air, car, hotel and other sectors. We intend to pursue long-term strategic relationships with travel suppliers and other online travel agents to gain access to online consumers, promote and expand our travel products and services, build brand recognition and expand our online presence. In some cases, our website will be required to be prominently display a supplier's brand or marketing message. We intend to continuously evaluate strategic opportunities as they arise.

     We have a Travel Services Promotion Agreement with Hospitality Group, Inc., a franchisee of several Hampton Inn properties in southeast Florida, to provide our customers with discounted rates and vacation packages at these hotels. The Travel Services Promotion Agreement was entered into with Hospitality Group on November 30, 2002. We agreed to feature hotel rooms available in several Hampton Inn hotels operated by Hospitality Group on our website. For each reservation initiated through our website, Hospitality Group will pay us a percentage of the gross revenue received from such reservation. Hospitality Group has the right to provide conceptual advice on the structure and design of the portion of the website featuring Hospitality Group products and offerings. The Travel Services Promotion Agreement will terminate on November 29, 2004 and has automatic one year extensions. Hospitality Group has the right to terminate the Travel Services Promotion Agreement if we fail to comply with the Agreement.

     We also entered into a Promotion Agreement on December 20, 2002 with Vici Marketing, a multi dimensional marketing and distribution company that specializes in mass marketing appeal products, discounted travel packages and travel clubs and various aspects of direct response television, database mining, telemarketing and direct mail, where we will be able to provide Vici's travel inventory to our customers. The Promotion Agreement provides that we will market and offer Vici's travel goods and travel related services and programs on our website. For every purchase made on our website we will receive twenty five percent of the package selling price. Vici has the right to provide conceptual advice on the structure and design of the portion of the website featuring
Vici's offered goods, services and programs. The Promotion Agreement will terminate on December 19, 2004 and has automatic one year extensions. Vici has the right to terminate the Promotion Agreement if we fail to comply with the Agreement.

     We participate in Expedia.ca's affiliate program which provides visitors to our website with a direct link to Expedia.ca's online travel and booking system and allows us to earn transaction fees when the visitor purchases travel services or products on Expedia.ca's website. There is no cost to us for joining Expedia.ca's affiliate program. We may also consider other means of purchasing travel services, such as purchasing through consolidators, purchasing wholesale inventory at special prices, or by using an auction model.

RESEARCH  AND  DEVELOPMENT

     To ensure and increase the efficiency and effectiveness of our website, we will continuously improve the technology and enhance the underlying infrastructure for our website. We will continuously develop the functionality, features and content of our website and seek new distribution opportunities for our product and services as technology evolves.

Drawing on our management's experience in technology development, we plan to create new tools to integrate suppliers' products and services into our website to market and distribute their products to our customers, including:

- S.O.A.P. (simple object access protocol) which involves designing the "back end" of our web platform to enable vendors and suppliers to access data we collect easily and securely eliminating the need for clients to re-type several of the same forms;
- the ability of customers to save their profile and search for discounts by activity or "lifestyle" (i.e. over 50, hunter, single); and
- the ability of customers to put in a "call-back" request through to vendors offering certain services allowing waiting time to be drastically reduced thus improving customer satisfaction.

     As we expand the scope of our destination offerings, we expect to develop new websites for the destination products and services we add.

INDUSTRY  BACKGROUND

Growth  of  the  Internet  and  Online  Commerce
------------------------------------------------

     The Internet and commercial online services have emerged as significant global communications media enabling millions of people to share information and conduct business electronically. A number of factors have contributed to the


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
growth  of  the  Internet  and  commercial  online  services  usage,  including:

     - the large and growing number of advanced personal computers in the home and workplace;

     - improvements in network infrastructure, making access to the Internet and commercial online services, easier, faster and cheaper;

     - increased acceptance of the Internet and commercial online services by consumer and business users; and

     - consumers' growing confidence in credit card transactions conducted online.

     Jupiter Communications, a New York provider of research on Internet Commerce, estimates that the number of persons in the United States who use the Internet or other online services will grow to approximately 157 million in 2003. In addition, Forrester Research, an independent technology research company, estimates that the total value of online purchases by U.S. consumers will be approximately $184 billion by 2004.

The  Travel  Industry
---------------------

     Travel and tourism is the nation's largest services export industry, and the third largest retail sales industry, according to Travel Industry
Association of America ("TIA"). According to TIA, travelers in the United States spent approximately $464.1 billion on travel in 2001. The travel market outside of the United States represented another $73.1 billion in 2001.

     Currently, travel suppliers pay no or a de-minimis, commissions to traditional travel agents for airline tickets. Commission rates from travel suppliers vary for hotel reservation, car rentals and cruise and vacation packages. Travel agents typically charge service fees to their customers. However, travel agencies can earn performance based incentive compensation (known as override commissions) from travel suppliers, which can substantially impact financial performance. These override commissions are determined by travel suppliers. Travel suppliers also pay booking fees to providers of global distribution systems to compensate them for their services. The global distribution systems may pay travel agents booking incentives based on negotiated terms.

The  Online  Travel  Market
---------------------------

     The Internet is dramatically changing the way that consumers and businesses communicate, share information and buy and sell goods and services. This has had a dramatic effect on the travel market. According to Credit Suisse First Boston Corporation Equity Research ("CSFB"), despite the recent drop in the overall sale of travel services and products in the United States after the September 11, 2001 terrorist attacks, online travel sales grew by more that 40% in 2001. Nonetheless, online travel sales account for only 11% of the total U.S. travel market. It is estimated that online transactions will reach $16.6 billion in 2003, according to Jupiter Communications, and $56 billion by 2005, according to CSFB.

COMPETITION

     The online travel services market is rapidly evolving and intensely competitive. We will compete with a variety of companies with respect to the products and services we plan to offer, technological innovation and customer service, including:

     - online travel agents such as Expedia, a subsidiary of USA Networks, Inc. and Travelocity, a subsidiary of Sabre Holdings Corporation;

     - consolidators and wholesalers of airline tickets and other travel products and services, including shopping clubs and online consolidators such as Cheaptickets.com, and Priceline.com;

     - individual airlines, hotels, rental car companies, cruise operators and other travel service providers, some of which will be suppliers to our website and many of whom offer travel products and services directly through their own website, or, increasingly, in combination with other suppliers;

     - alliances and joint sales agencies formed by travel suppliers, such as Orbitz, Hotwire and Hotel Distribution Systems, which may obtain favorable or exclusive access to certain inventory of those suppliers; and

     - local, regional, national and international traditional travel agencies.

     Various major airlines have recently launched or announced their intention to launch Internet websites in the United States, Europe and Asia to provide booking services for airline travel, hotel accommodations and other travel services offered by multiple vendors. Several hotels have announced plans for similar multi-vendor websites. Certain owners of these sites do (or appear to have the intention to) make certain discounted fares and prices available exclusively on their proprietary or multi-vendor websites. To that end, Orbitz has included "most favored distributor" and exclusivity provisions in its airline participation contracts.

     As the market for online travel services grows, we believe that the range of companies involved in the online travel services industry, including travel suppliers, traditional travel agencies, travel industry information providers, online portals and e-commerce providers, will increase their efforts to develop products and services that will compete with our products and services.

     We believe that our online marketing and distribution of travel products and services is unique and can compete successfully against other online travel services. Our focus will be on one local region, southeast Florida. Customers looking for information on this region will prefer a website that deals entirely with that region. The customer will be able to book a flight and hotel in southeast Florida, learn about the history of the region and find a local restaurant, all on the same site.

     We will also target direct marketing companies, such as Vici Marketing, as partners. Direct marketing companies have very little exposure to the internet. We plan to offer certain travel deals and packages on our website that can only utilized if you belong to a travel club. Once our website generates interest in the product, the user will be instructed to call a phone number at Vici
Marketing in order to join the travel club. We will receive a portion of the commission that Vici Marketing receives from the travel club. We will also perform mass e-mail address distributions utilizing lists provided by Vici Marketing in order to promote our travel offerings and web site.

CUSTOMERS

     We do not expect any single customer to account for a significant portion of our revenues. Accordingly we will not be dependent upon any single customer to achieve our business goals.

EMPLOYEES

     Our only employees at the present time are our two executive officers who are employed on a part-time basis. We plan to add employees as needed to maintain and expand our business.

SEASONAL  ASPECTS

     The travel industry is seasonal in nature. The planning and purchase of travel products and services decrease significantly each year in the fourth quarter, primarily in December, due to early bookings by customers for travel during the holiday season and a decline in business travel during the holiday season.

INTELLECTUAL  PROPERTY

     We do not expect to be dependent upon patents, trademarks, licenses, or proprietary technology or software with regard to the operation of our business.

PRIVACY

     We will post our privacy policy and practices concerning the use and disclosure of user data. Our privacy policy will not allow the sale of our customers information to third parties.

GOVERNMENT  REGULATION  AND  APPROVAL

     The laws and regulations applicable to the travel industry affect us and our travel suppliers. We must comply with laws and regulations relating to the sale of travel services, including those prohibiting unfair and deceptive practices and those requiring us to register as a seller of travel products and services, and with disclosure requirements and participate in state restitution funds. In addition, many travel suppliers and computer reservation systems providers are heavily regulated by the United States and other governments and we will be indirectly affected by such regulation.

     We plan to initially offer to sell travel related services in Florida and, as required by Florida law, we are licensed as a Seller of Travel with the Florida Department of Agriculture and Consumer Services ("Florida DACS"). Florida law requires that we annually register with the Florida Department of Agriculture and Consumer Services as a seller of travel related services. As part of the application for the license as a Seller of Travel we were required to provide proof of insurance in the form of a certificate of deposit, surety bond or irrevocable bank letter of credit in the amount of $10,000. This amount could increase to a maximum limit of $25,000 as our gross annual sales increase. The amount required is determined every year. In addition, we must pay a yearly registration fee of $300 to the Florida DACS in order to renew our license.

     Under Florida law we are required to include the following phrase in all of our contracts: "BookFloridaHotels.com is registered with the State of Florida as a Seller of Travel, Registration No" In addition, all of our advertisements must contain the following phrase: "A Florida Seller of Travel Registration No"

     The sale and distribution of online travel services are currently subject to regulations in Canada (Canadian Computer Reservations Systems Regulations) and the European Commission (EC CRS Code of Conduct). The U.S. Department of Transportation ("DOT") is currently considering whether to extend existing regulations to online travel services. The U.S. regulations currently apply to global distribution systems that are owned by, marketed by or affiliated with airlines and that are marketed to travel agencies. We expect the DOT to issue guidance on these regulations. If the U.S. regulations are extended to online travel services, and the current Canadian and EC regulations are modified, such regulations could affect how we obtain, market, display and distribute our airline inventory, and, depending on the particular regulations adopted, increase our costs of doing business, decrease our opportunity to obtain airline inventory from airline carriers, and reduce our sales and revenues.

     Data collection, protection, security and privacy issues are a growing concern in the U.S. and in many other countries around the world. Government regulation is evolving in these areas and could limit or restrict our ability to market our products and services to consumers, increase our costs of operation and lead to a decrease in demand for our products and services. Federal, state and local governmental organizations, as well as foreign governments and regulatory agencies, are also considering legislative and regulatory proposals that directly govern Internet commerce, and will likely consider additional proposals in the future. We do not know how courts will interpret laws governing Internet commerce or the extent to which they will apply existing laws regulating issues such as property ownership, sales and other taxes, libel and personal privacy to the Internet. The growth and development of the market for online commerce has prompted calls for more stringent consumer protection laws that may impose additional burdens on companies that conduct business online.

     Federal legislation imposing limits on the ability of states to tax Internet-based sales was enacted in 1998 and will exempt some sales transactions conducted over the internet from multiple or discriminatory state and local taxation through November 1, 2003. It is possible that this legislation will not be renewed when it terminates. Failure to renew this legislation could allow state and local governments to impose taxes on Internet-based sales, and these taxes could adversely affect our business, financial condition and results of operations.

FACILITIES

     Our executive offices are currently located at 14001 63rd Way North, Clearwater, Florida 33760. We occupy approximately 500 square feet of space provided to us by Scott G. Roix, our CEO and president, on a rent-free basis.

The facilities constitute a business office, in good condition and adequate for our business purposes. We expect to utilize these office facilities rent-free for the next Nine Months to two years, depending on the growth of our sales and revenue.

                                PLAN OF OPERATION

     Since we are a new business and have not generated revenues to date, our independent auditors have included an explanatory paragraph in their auditors' report about our ability to continue as a going concern in connection with our audited financial statements for the period beginning from our incorporation on September 12, 2002 and ending on December 31, 2002. Our deficit is $56,455 as at the end of that period. The discussion below provides an overview of our operations and discusses our plan of operation.

     The following discussion should be read in conjunction with our financial statements and the related notes that appear elsewhere in this prospectus. The following discussion contains forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this prospectus, particularly in the section entitled "Risk Factors" beginning on page 3 of this prospectus.

GENERAL

     From the date of our incorporation on September 12, 2002, we have been a start-up company with no revenues. Our operation activities during this period consist primarily of developing our business plan, marketing our proposed business to and establishing our presence with our Internet website. Our website became operational in August 2003 and we anticipate to generate revenue in the next few months.

OUR  PLAN  OF  OPERATION  FOR  THE  NEXT  TWELVE  MONTHS

     In our management's opinion, to effectuate our business plan in the next twelve months, the following events need to occur or we should strive to reach the following milestones in order for us to become profitable:

- We must continue to implement our sales and marketing initiatives within the next three to twelve months. We anticipate the cost of this implementation to be approximately $12,000.

- We must continue to establish relationships with additional travel suppliers within the next three to twelve months.

- We must expand our products and services within the next six to twelve months. During the next six to nine months, we will concentrate our efforts on providing hotel rooms that are located in or relate to Southeast Florida and offer discounted or charter air fares with national airlines and regional airlines who service Southeast Florida, local airlines in the Southeast Florida region and/or charter carriers. Within the next six to twelve months, we must offer discounted car rentals with national and local automobile rental companies with operations in Southeast Florida. Within the next six to twelve months, we must offer discounted cruises with local and national cruise lines and cruise package wholesalers. We believe that despite our lack of operating history, national and local companies will be attracted to our business model. For these companies, we will be an additional outlet to reach their customers with no additional marketing costs.

- We must continue to develop our technology. In the next six to nine months, we will gauge what technological developments are needed and decide who will develop them.

- We have cash in the amount of $8,237 as of September 30, 2003. In the opinion of our management, available funds will probably not satisfy our working capital requirements for the next 12 months. We anticipate that we will need approximately $20,000 to $30,000 in additional capital over the next 12 months to continue our operations. Such additional capital may be raised through public or private financing as well as borrowing and other sources. We cannot guarantee that additional funding will be available on favorable terms, if at all. If adequate funds are not available, it will adversely affect our ability to implement our sales and marketing initiatives, establish new relationships with new travel suppliers, expand our products and services and update our technology. (See "Risk Factors - We may be unable to meet our future capital requirements, upon which we are likely to be highly dependent. We may run out of cash to operate and grow our revenues").

PURCHASE  OR  SALE  OF  EQUIPMENT

     We do not anticipate that we will expend any significant amount on equipment for our present or future operations. We may purchase computer hardware and software for our ongoing operations as well as a minimal amount of office furniture and office equipment from our cash reserves.

RESEARCH  AND  DEVELOPMENT

     We are not currently conducting any research and development activities, other than the development of our website. (See "Description of Business -
Research and Development"). We will not know what technological developments will be required until after we have become operational for at least three to Nine Months and have adequate time to assess the functionality of our website.

PERSONNEL

     We currently employ two people, our president and CEO, Scott G. Roix and our secretary, Cathy Davenport, and expect employee levels to increase as we expand our operations (See "Description of Business - Employees").

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

DIRECTORS  AND  OFFICERS

     The following table sets forth certain information with respect to our directors and executive officers as of January 26, 2004.

     Directors serve until the next annual meeting of the stockholders; until their successors are elected or appointed and qualified, or until their prior resignation or removal. Officers serve for such terms as determined by our board of directors. Each officer holds office until such officer's successor is elected or appointed and qualified or until such officer's earlier resignation or removal.

Name               Age                Position                Date of Election
                                                              or Appointment
---------------    ---    -------------------------------    ------------------

Scott G. Roix      36     President, Chief Executive         September 12, 2002
                          Officer  and  Director

Matthew  Sebal     32     Director                           September 12, 2002

Cathy  Davenport   51     Secretary                          September 12, 2002

     SCOTT G. ROIX has served as our President, Chief Executive Officer and a director since September 2002. Since September 2001 he has been the Chief Executive Officer of Vici Marketing, a multi dimensional marketing and distribution company he founded that specializes in mass marketing appeal products, discounted travel packages and travel clubs and various aspects of direct response television, database mining, telemarketing and direct mail. Direct response television involves selling products with an extended commercial spot. Mr. Roix and his wife own 90% and 10%, respectively, of the outstanding capital stock of Vici Marketing. From January 2000 to September 2001, Mr. Roix was Chief Executive Officer of The Affinity Group, a company he founded that created and developed continuity programs sold through several direct response mediums. Affinity's sales exceeded 35 million in 2000 and employed over 300 people. From July 1997 to August 1999, he was Chief Executive Officer and President of SGR Marketing, Inc., a database marketing company he founded that also specialized in international travel packages. From 1997 to January 2000, he was Executive Vice President and Chief Operating Officer of Florida Travel Network ("FTN"), a company engaged in the business of discount travel certificates and from 1995 to 1997 he was Chief Executive Officer and President of a subsidiary of FTN, FTN Promotions, Inc., an inbound call marketing center. Mr. Roix received his B.S. degree in Economics/Political Science from Florida State University in 1989. Mr. Roix is employed by us on a part-time basis and devote eighty hours per month to our company.

     MATTHEW SEBAL has served as a Director since September 2002. Since June 2000, Mr. Sebal has been an officer and director of Return Assured Incorporated, a company previously engaged in providing a variety of Internet related services as well as providing private and corporate aviation services. There is no affiliation between Return Assured Incorporated and our company. He has also been a director of Mindfuleye Systems, Inc., a U.S. public company, that is in the business of sentiment analysis, since 2001. From 1999 to 2000, Mr. Sebal was a principal in IBM's e-business Services Group for British Columbia, Canada. From 1997 to 1998, he was Director of Business Development for Communicate.com, a company engaged in the business of e-commerce consulting and web site design, and from 1995 to 1997, he was Senior Strategist for Emerge Online, Inc., a company also engaged in the business of e-commerce consulting and web site design. Mr. Sebal was also President of Sebal Enterprises, an import-export business from 1990 to 1995. He holds a baccalaureate degree in Political Science from the University of Western Ontario. Mr. Sebal devotes about eighty hours per month to our company

     CATHY DAVENPORT has served as our Secretary since September 2002 and has over 25 years of management/administrative and fundraising experience. Since September 2001 she has been Executive Assistant to the Chief Executive Officer of Vici Marketing, a multi dimensional marketing and distribution company that specializes in mass marketing appeal products, discounted travel packages and travel clubs and various aspects of direct response television, database mining, telemarketing and direct mail. From January 2000 to September 2001, Ms. Davenport was Executive Assistant to the Chief Executive Officer of The Affinity Group, a company that created and developed continuity programs sold through several direct response mediums. From March 1999 to January 2000 she was Executive Assistant to the Chief Operating Officer of Florida Travel Network ("FTN"), a company engaged in the business of discount travel certificates and from 1995 to March 1999 she was the office manger and business development manager for various dental establishments. Ms. Davenport is employed by us on a part-time basis and devotes about sixty hours per month to our company.

                             EXECUTIVE COMPENSATION

COMPENSATION  OF  OFFICERS

     We have not paid our officers any compensation since our inception in September 2002 and have not entered into any employment agreement with our officers.

STOCK  OPTION  GRANTS

     We have not made any individual grants of stock options since we adopted our stock option plan in October 2002.

2002  STOCK  OPTION  PLAN

     We adopted our 2002 Stock Option Plan on October 12, 2002. The plan provides for the grant of options intended to qualify as "incentive stock options", options that are not intended to so qualify or "nonstatutory stock options" and stock appreciation rights. The total number of shares of common stock reserved for issuance under the plan is 500,000, subject to adjustment in the event of a stock split, stock dividend, recapitalization or similar capital change, plus an indeterminate number of shares of common stock issuable upon the exercise of "reload options" described below. We have not yet granted any options or stock appreciation rights under the plan.

     The plan is presently administered by our board of directors, which selects the eligible persons to whom options shall be granted, determines the number of common shares subject to each option, the exercise price therefore and the periods during which options are exercisable, interprets the provisions of the plan and, subject to certain limitations, may amend the plan. Each option granted under the plan shall be evidenced by a written agreement between us and the optionee.

     Options may be granted to our employees (including officers) and directors and certain of our consultants and advisors.

     The exercise price for incentive stock options granted under the plan may not be less than the fair market value of the common stock on the date the option is granted, except for options granted to 10% stockholders which must have an exercise price of not less than 110% of the fair market value of the common stock on the date the option is granted. The exercise price for nonstatutory stock options is determined by our board of directors. Incentive stock options granted under the plan have a maximum term of ten years, except for 10% stockholders who are subject to a maximum term of five years. The term of nonstatutory stock options is determined by our board of directors. Options granted under the plan are not transferable, except by will and the laws of descent and distribution.

     The board of directors may grant options with a reload feature. Optionees granted a reload feature shall receive, contemporaneously with the payment of the option price in common stock, a right to purchase that number of common shares equal to the sum of (i) the number of shares of common stock used to exercise the option, and (ii) with respect to nonstatutory stock options, the number of shares of common stock used to satisfy any tax withholding requirement incident to the exercise of such nonstatutory stock option.

     Also, the plan allows the board of directors to award to an optionee for each share of common stock covered by an option, a related alternate stock appreciation right, permitting the optionee to be paid the appreciation on the option in lieu of exercising the option. The amount of payment to which an optionee shall be entitled upon the exercise of each stock appreciation right shall be the amount, if any, by which the fair market value of a share of common stock on the exercise date exceeds the exercise price per share of the option.

COMPENSATION  OF  DIRECTORS

     We have not paid and do not presently plan to pay compensation to any of our directors for serving as such.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information regarding the beneficial ownership of our common stock as of January 26, 2004. The information in this table provides the ownership information for:

     - each person known by us to be the beneficial owner of more than 5% of our common stock;
     -    each  of  our  directors;
     -    each  of  our  executive  officers;  and
     -    our  executive  officers  and  directors  as  a  group.

     Beneficial ownership has been determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to the shares. Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to the number of shares indicated as beneficially owned by them. Common stock beneficially owned and percentage ownership are based on 3,253,750 shares outstanding. There are currently no outstanding options or warrants to purchase any common stock.

Name  and  Address                                                  Amount  of  Common  Stock            Percent of
of Beneficial Owner                  Position Held                      Beneficially Owned                 Class
-----------------------         ---------------------------------   --------------------------          ------------
Scott G. Roix
BHC,  Inc.
14001  63rd  Way  North
Clearwater,  Florida  33760      President,  CEO  and  Director             2,000,000                      61.47%

Matthew  Sebal  (1)
51st  State  Systems  Inc.
938  Howe  Street,  Suite  402
Vancouver  BC  V6Z  1N9
Canada                           Director                                           0                       0%

Cathy  Davenport
BHC,  Inc.
14001  63rd  Way  North
Clearwater,  Florida  33760      Secretary                                      1,000                        .04%

All  Executive  Officers  and
Directors  as  a  Group
(three  persons)                                                            2,001,000                      61.50%

-----------------------
(1)  Matthew  Sebal  owns  50%  of  the  outstanding capital stock of 51st State Systems,  Inc.  and  51st  State
Systems owns 30,000 shares of our common stock. See  "Certain  Relationships  and  Related  Transactions"  below.



                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Scott G. Roix, our Chief Executive Officer, President and a Director, is the Chief Executive Officer of Vici Marketing, a multi dimensional marketing and distribution company he founded that specializes in mass marketing appeal products and discounted travel packages and travel clubs and various aspects of direct response television, database mining, telemarketing and direct mail. Mr. Roix and his wife own 90% and 10%, respectively, of the outstanding capital stock of Vici Marketing. We have an agreement with Vici Marketing pursuant to which we will be able to provide Vici's travel inventory to our customers. See risk factors relating to travel suppliers under "Risk Factors - Risks Affecting Our Business" above.

     On September 12, 2002 we issued 2,000,000 shares of our common stock to Scott G. Roix, our Chief Executive Officer, President and a Director, in exchange for $2,000 worth of services rendered by Scott G. Roix to us in connection with our corporate organization.

     On October 12, 2002 we issued 30,000 shares of our common stock to 51st State Systems, Inc., 50% of which is owned by Matthew Sebal, one of our directors, in exchange for $30,000 worth of services provided to us by 51st State Systems, Inc. in connection with our corporate organization. The interests of 51st State Systems, Inc. and our company may conflict. If a conflict of interest develops, Mr. Sebal may have divergent interests from that of our company. At this time, we have taken no steps to alleviate this potential conflict of interest. See "Conflicts of Interest with 51st State Systems could impede our business strategy and reduce our sales and revenue" under "Risk Factors - Risks Concerning Our Business" above. See "Conflicts of Interest with 51st State Systems could impede our business strategy and hurt our business" under "Risk Factors - Risks Concerning Our Business" above.

     We believe that the terms of the above transactions are commercially reasonable and no less favorable to us than we could have obtained from an unaffiliated third party on an arm's length basis. To the extent we may enter into any agreements with related parties in the future, the board of directors has determined that such agreements be on similar terms.


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET  INFORMATION

     There is no public trading market on which our common stock is traded. We have engaged a broker/dealer to file a Form 211 with the National Association of Securities Dealers in order to allow the quotation of our common stock on the Over-the-Counter Bulletin Board ("OTCBB"). Our broker/dealer is V Finance Investments located at 349 Wall Street, Princeton, New Jersey. At this time, V Finance will perform no other services for us. There is no assurance that our common stock will be included on the OTCBB.

     There are no outstanding options or warrants to purchase, or securities convertible into, our common stock. There are no outstanding shares of our common stock that can be sold pursuant to Rule 144.

     We can offer no assurance that an active public market in our shares will develop. Future sales of substantial amounts of our shares in the public market could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of our equity securities.

HOLDERS

     As  of  January  26, 2004 there were 41 record holders of our common stock.

DIVIDENDS

     We have never declared or paid any cash dividends on our common stock. We anticipate that any earnings will be retained for development and expansion of our business and we do not anticipate paying any cash dividends in the foreseeable future. Our board of directors has sole discretion to pay cash dividends based on our financial condition, results of operations, capital requirements, contractual obligations and other relevant factors.


                            DESCRIPTION OF SECURITIES

     Our authorized capital stock currently consists of 100,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.0001 per share, the rights and preferences of which may be established from time to time by our board of directors.

     The description of our securities contained herein is a summary only and may be exclusive of certain information that may be important to you. For more complete information, you should read our Certificate of Incorporation, together with our corporate bylaws.

COMMON  STOCK

     Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of our common stock entitled to vote in any election of directors may elect all of the directors standing for election. Subject to preferences that may be applicable to any shares of preferred stock outstanding at the time, holders of our common stock are entitled to receive dividends ratably, if any, as may be declared from time to time by our board of directors out of funds legally available therefor.

     Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive ratably, our net assets available after the payment of:

     - all secured liabilities, including any then outstanding secured debt securities which we may have issued as of such time;

     - all unsecured liabilities, including any then unsecured outstanding secured debt securities which we may have issued as of such time; and

     -    all  liquidation  preferences on any then outstanding preferred stock.

     Holders of our common stock have no preemptive, subscription, redemption or conversion rights, and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate and issue in the future.

PREFERRED  STOCK

     Our board of directors is authorized, without further stockholder approval, to issue up to 5,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions of these shares, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, and to fix the number of shares constituting any series and the designations of these series. These shares may have rights senior to our common stock. The issuance of preferred stock may have the effect of delaying or preventing a change in control of us. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of our common stock. At present, we have no plans to issue any shares of our preferred stock.

DELAWARE  ANTI-TAKEOVER  LAW

     If we close an initial public offering of our securities, and become listed on a national stock exchange or have a class of voting stock held by more than 2,000 record holders, we will be governed by the provisions of Section 203 of the General Corporation Law of Delaware. In general, such law prohibits a Delaware public corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless it is approved in a prescribed manner.

     As a result of Section 203 of the General Corporation Law of Delaware, potential acquirers may be discouraged from attempting to effect acquisition transactions with us, thereby possibly depriving holders of our securities of certain opportunities to sell or otherwise dispose of such securities at above-market prices pursuant to such transactions.

LIMITATION  ON LIABILITY OF DIRECTORS; INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Our certificate of incorporation and by-laws allow us to eliminate the personal liability of our directors and to indemnify directors and officers to the fullest extent permitted by the Delaware General Corporation Law, or DGCL.

     Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except (1) for any breach of the director's duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) pursuant to Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends or unlawful stock purchases or redemptions, or (4) for any transaction from which a director derived an improper personal benefit.

     Under Section 145 of the DGCL, a corporation may indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve, at the corporation's request, in such capacity with another enterprise, against expenses (including attorney's fees), as well as judgments, fines and settlements in nonderivative lawsuits, actually and reasonably incurred in connection with the defense of any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. The DGCL provides, however, that such person must have acted in good faith and in a manner such person reasonably believed to be in (or not opposed to) the best interests of the corporation and, in the right of the corporation, where such person has been adjudged liable to the corporation, unless, and only to the extent that a court determines that such person fairly and reasonably is entitled to indemnity for costs the court deems proper in light of liability adjudication. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of ours in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

TRANSFER  AGENT  AND  REGISTRAR

     Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004 is our transfer agent and the registrar for our common stock. Its telephone number is (212) 509-4000.


                              SELLING STOCKHOLDERS

     All of the shares of our common stock offered under this prospectus may be sold by the selling stockholders. We will not receive any of the proceeds from such sales of shares offered under this prospectus.

     All costs, expenses and fees in connection with the registration of the selling stockholders' shares will be borne by us. All brokerage commissions, if any, attributable to the sale of shares by selling stockholders will be borne by such holders. Except as noted below, there is no affiliation between the selling stockholders and the officers, directors and principal shareholders of the Company.

     The selling stockholders are offering a total of 1,253,750 shares of our common stock. The following table sets forth:

     -    the  name  of  each  person  who  is  a  selling  stockholder;

     - the number of securities owned by each such person at the time of this offering; and

     - the number of shares of common stock such person will own after the completion of this offering.

     The column "Shares Owned After the Offering" gives effect to the sale of all the shares of common stock being offered by this prospectus.

                                                                      SHARES OWNED PRIOR TO   SHARES OWNED  AFTER
                                                                         THE OFFERING            THE OFFERING
                                                                      ---------------------   -------------------
SELLING STOCKHOLDER                    NUMBER OF SHARES OFFERED         NUMBER     PERCENT*    NUMBER    PERCENT
-------------------------------------  ------------------------       ----------  ---------   --------  ---------
Bamby Investments S.A. (1). . . . . .           90,000                  90,000       2.77%       0        0%

Thomas Christen . . . . . . . . . . .           90,000                  90,000       2.77%       0        0%

Crystal Overseas Trading Inc. (2) . .           90,000                  90,000       2.77%       0        0%

Roger Curchod . . . . . . . . . . . .           10,000                  10,000         **        0        0%

Kurt Handschin. . . . . . . . . . . .           10,000                  10,000         **        0        0%

Winfried Kaussen. . . . . . . . . . .           50,000                  50,000       1.54%       0        0%

Jackson Steinem, Inc. (3) . . . . . .           50,000                  50,000      1.54%        0        0%

Ming Capital Enterprises Inc. (4) . .           90,000                  90,000      2.77%        0        0%

Partner Marketing AG (5). . . . . . .           90,000                  90,000      2.77%        0        0%

Private Investment Company Ltd. (6) .           90,000                  90,000      2.77%        0        0%

Christian Russenberger. . . . . . . .           10,000                  10,000        **         0        0%

Hans Schopper . . . . . . . . . . . .           90,000                  90,000      2.77%        0        0%

Seloz Gestion & Finance SA (7). . . .           90,000                  90,000      2.77%        0        0%

Syrah Investment Corporation (8). . .           90,000                  90,000      2.77%        0        0%

Terraco Holding SA (9). . . . . . . .           90,000                  90,000      2.77%        0        0%

Turf Holding Inc. (10). . . . . . . .           90,000                  90,000      2.77%        0        0%

51st State Systems, Inc. (11) . . . .           30,000                  30,000        **         0        0%

Paul B. Gottbetter. . . . . . . . . .           10,000                  10,000        **         0        0%

Joanne Fichera. . . . . . . . . . . .           20,000                  20,000        **         0        0%

Robert Fichera. . . . . . . . . . . .           20,000                  20,000        **         0        0%

Scott Rapfogel. . . . . . . . . . . .           10,000                  10,000        **         0        0%

Adam S. Gottbetter. . . . . . . . . .           10,000                  10,000        **         0        0%

Soydan Nihat(12). . . . . . . . . . .            1,000                   1,000        **         0        0%

Joseph Porrellor(13). . . . . . . . .            1,000                   1,000        **         0        0%

                                                                      SHARES OWNED PRIOR TO   SHARES OWNED  AFTER
                                                                         THE OFFERING            THE OFFERING
                                                                      ---------------------   -------------------
SELLING STOCKHOLDER                    NUMBER OF SHARES OFFERED         NUMBER     PERCENT*    NUMBER    PERCENT
-------------------------------------  ------------------------       ----------  ---------   --------  ---------

Neil Williams(14) . . . . . . . . . .            1,000                   1,000        **         0        0%

Lawrence H. Levner. . . . . . . . . .            2,000                   2,000        **         0        0%

Data Marketing Inc. (15). . . . . . .            1,000                   1,000        **         0        0%

Juan Perez, Jr. . . . . . . . . . . .            1,000                   1,000        **         0        0%

Vincent N. Del Corso(16). . . . . . .            1,000                   1,000        **         0        0%

Cathy L. Davenport. . . . . . . . . .            1,000                   1,000        **         0        0%

Robert Poitras(17). . . . . . . . . .            1,000                   1,000        **         0        0%

Matt L. Florell(18) . . . . . . . . .            1,000                   1,000        **         0        0%

Barton C. Lime. . . . . . . . . . . .            1,000                   1,000        **         0        0%

Theresa Russo . . . . . . . . . . . .            5,000                   5,000        **         0        0%

Peter L. Coker, Jr. . . . . . . . . .           10,000                  10,000        **         0        0%

Fran Sebal(19). . . . . . . . . . . .              250                     250        **         0        0%

Dana Sebal(20). . . . . . . . . . . .              250                     250        **         0        0%

Mal Sebal(21) . . . . . . . . . . . .              250                     250        **         0        0%

Christopher Brown . . . . . . . . . .            1,000                   1,000        **         0        0%

Samson Consulting Corp. (22). . . . .            5,000                   5,000        **         0        0%

Total . . . . . . . . . . . . . . . .        1,253,750               1,253,750     38.54%        0        0%


----------------------
* The percentages computed in this column of the table are based upon 3,253,750 shares of common stock outstanding on January 26, 2004.
**   Indicates  less  than  one  percent  of the total outstanding common stock.
----------------------
(1) The beneficial owner of Bamby Investments S.A. is Camille Escher. Bamby Investments S.A. is a private investment company.
(2) The beneficial owner of Crystal Overseas Trading Inc. is Daniele Cimmino. Crystal Overseas Trading Inc. is a private investment company.
(3) The beneficial owner of Jackson Steinem, Inc. is Adam S. Gottbetter (Adam S. Gottbetter is a partner of Gottbetter & Partners, LLP, our legal counsel).
(4)  The  beneficial  owner  of  Ming  Capital  Enterprises  Inc. is U.K. Menon.
(5)  The  beneficial  owner  of  Partner  Marketing  AG  is  Karl  Vogler.
(6)  The beneficial owner of Private Investment Company Ltd. is Martin Christen.
(7)  The  beneficial  owner  of  Seloz  Gestion  &  Finance  SA  is Rene Belser.
(8) The beneficial owner of Syrah Investment Corporation is Engelbert Schreiber jun.
(9)  The  beneficial  owner  of  Terraco  Holding  SA  is  Dagmar  Papenberg.

(10) The  beneficial  owner  of  Turf  Holding  Inc.  is  Vijendran  Poniah.
(11) The beneficial owners of 51st State Systems, Inc. are Matthew Sebal, one of our directors, and Todd Cusolle.
(12) Mr.  Nihat  is  a  business  associate  of  Mr.  Roix.
(13) Mr.  Porrellor  is  a  business  associate  of  Mr.  Roix.
(14) Mr.  Williams  is  a  business  associate  of  Mr.  Roix.
(15) The beneficial owner of Data Marketing Inc. is George Lutich. Mr. Lutich is a business associate of Mr. Roix.
(16) Mr.  Del  Corso  is  a  business  associate  of  Mr.  Roix.
(17) Mr.  Poitras  is  a  relative  of  Mr.  Roix's  mother.
(18) Mr.  Florell  is  a  business  associate  of  Mr.  Roix.
(19) Ms.  Sebal  is  the  sister  of  Matt  Sebal.
(20) Ms.  Sebal  is  the  mother  of  Matt  Sebal.
(21) Mr.  Sebal  is  Matt  Sebal's  father.
(22) The  beneficial  owner  of  Samson  Consulting  Corp.  is  Avi  Mirman.

                              PLAN OF DISTRIBUTION

     The selling stockholders may, from time to time, sell any or all of their shares of common stock covered by this prospectus on any stock exchange, market or trading facility on which the shares are then traded or in private transactions at a fixed price of $.10 per share until our shares are quoted on the OTCBB and thereafter at prevailing market prices or privately negotiated prices. We will pay the expense incurred toregister the shares being offered by the selling stockholders for sale, but the selling stockholders will pay any underwriting discounts and brokerage commissions associated with these sales. The commission or discount which may be received by any member of the National Association of Securities Dealers, Inc. in connection with these sales will not be greater than 8%. The selling stockholders may use any one or more of the following methods when selling shares:

     a. ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

     b. block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     c. purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

     d.   privately  negotiated  transactions;  and

     e.   a  combination  of  any  such  methods  of  sale.

     In addition, any shares that qualify for sale under Rule 144 may be sold under Rule 144 rather that through this prospectus. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

     1. 1% of the number of shares of the company's common stock then outstanding; or

     2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

     Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

     Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

     The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTCBB, and thereafter at prevailing market prices or privately negotiated prices.

     In offering the shares covered by this prospectus, the selling stockholders and any broker-dealers who execute sales for the selling stockholders may be deemed to be an "underwriter" within the meaning of the Securities Act in connection with such sales. Any profits realized by the selling stockholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions. None of the selling stockholders are broker-dealers or affiliates of broker dealers. There are no standby arrangements or agreements with any broker-dealers or underwriting firms to resell on behalf of the selling stockholders.

     Selling stockholders may sell their shares in all 50 states in the U.S. Further, we will be profiled in the Standard & Poor's publications or "manuals". The Standard & Poor's manuals are widely subscribed to by broker/dealers, market makers, institutional investors, university libraries and public libraries. A company that is profiled in the Standard & Poor's manuals obtains a "manual" exemption from state securities regulations for secondary trading purposes in the thirty-five states where there is a provision for manual exemption.

     We have advised the selling stockholders that while they are engaged in a distribution of the shares included in this prospectus they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the selling stockholders, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered in this prospectus.

     This offering will terminate on the earlier of (i) the date that all shares offered by this prospectus have been sold by the selling stockholders, (ii) two years from the effective date of the registration statement of which this prospectus is a part or (iii) the date all of the selling stockholders may sell all of the shares described herein without restriction pursuant to Rule 144 of the Securities Act.

THE  SELLING  STOCKHOLDERS'  GRANT  OF  REGISTRATION  RIGHTS

     We granted to the selling stockholders registration rights to enable them to sell the 1,253,750 shares of common stock. We agreed to register such shares until the earlier of (i) the date that all shares offered by this prospectus have been sold by the selling stockholders, (ii) two years from the effective date of the registration statement of which this prospectus is a part or (iii) the date the selling stockholders may sell all of the shares described herein without restriction pursuant to Rule 144 of the Securities Act. In connection with such registration, we will have no obligation to (i) assist or cooperate with the selling stockholders in the offering or disposition of such shares;
(ii) indemnify or hold harmless the holders of any such shares, other than the selling stockholders or any underwriter designated by such holders; (iii) obtain a commitment from an underwriter relative to the sale of any such shares; or
(iv)  include  such  shares  within  any underwritten offering we may engage in.

     We will assume no obligation or responsibility whatsoever to determine a method of disposition for such shares or to otherwise include such shares within the confines of any registered offering other than the registration statement of which this prospectus is a part.

     We will file, during any period during which we are required to do so under our registration rights agreement with the selling stockholders one or more post-effective amendments to the registration statement of which this prospectus is a part to describe any material information with respect to the plan of distribution not previously disclosed in this prospectus or any material change to such information in this prospectus. This obligation may include, to the extent required under the Securities Act, that a supplemental prospectus be filed, disclosing: the name of any broker-dealers; the number of common shares involved; the price at which the common shares are to be sold; the commissions paid or discounts or concessions allowed to broker-dealers, where applicable; that broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, as supplemented; and any other facts material to the transaction.


                                LEGAL PROCEEDINGS

     No legal proceedings are pending to which we or any of our property are subject, nor to our knowledge are any such legal proceedings threatened.


                                     EXPERTS

     Singer Lewak Greenbaum & Goldstein LLP, independent accountants, audited our financial statements as of December 31, 2002, and for the period from September 12, 2002 (inception) to December 31, 2002, as set forth in their report which includes an explanatory paragraph relating to our ability to continue as a going concern. In including those financial statements in this prospectus, we have relied on the authority of Singer Lewak Greenbaum &
Goldstein  LLP,  as  experts  in  accounting  and  auditing.


                                  LEGAL MATTERS

     Our counsel, Gottbetter & Partners, LLP, New York, New York, will pass on the validity of the issuance of the shares to be sold by the selling stockholders. The partners of Gottbetter & Partners, LLP, own 50,000 shares of our common stock, all of which are included for sale in this prospectus.


                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

     We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. However, once this registration statement becomes effective we will be required to file quarterly and annual reports and other information with the Securities and Exchange Commission.

     We have filed with the SEC a registration statement on Form SB-2 to register the securities offered by this prospectus. The prospectus is part of the registration statement, and, as permitted by the SEC's rules, does not contain all of the information in the registration statement. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits and schedules filed as a part of the registration statement. You can review the registration statement and its exhibits at the public reference facility maintained by the SEC at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The registration statement is also available electronically on the World Wide Web at http://www.sec.gov.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
                            BHC, INC. AND SUBSIDIARY
                          (DEVELOPMENT STAGE COMPANIES)
                                DECEMBER 31, 2002

                                                                            Page
                                                                            ----
Independent Auditor's Report . . . . . . . . . . . . . . . . . . . . . . .   F-1

Consolidated Balance Sheet . . . . . . . . . . . . . . . . . . . . . . . .   F-2

Consolidated Statement of Operations . . . . . . . . . . . . . . . . . . .   F-3

Consolidated Statement of Shareholders' Equity . . . . . . . . . . . . . .   F-4

Consolidated Statement of Cash Flows . . . . . . . . . . . . . . . . . . .   F-5

Notes to Consolidated Financial Statements . . . . . . . . . . . . .  F-6 - F-12


                          INDEPENDENT AUDITOR'S REPORT

Board  of  Directors  and  Shareholders
BHC,  Inc.  and  subsidiary


We have audited the accompanying consolidated balance sheet of BHC, Inc. and subsidiary development stage companies) as of December 31, 2002, and the related statements of operations, shareholders' equity, and cash flows for the period from September 12, 2002 (inception) to December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BHC, Inc. and subsidiary as of December 31, 2002, and the results of its operations and its cash flows for the period from September 12, 2002 (inception) to December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, during the period from September 12, 2002 (inception) to December 31, 2002, the Company incurred a net loss of $56,455, and it had negative cash flows from operations of $48,969. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/s/  SINGER  LEWAK  GREENBAUM  &  GOLDSTEIN  LLP

Los  Angeles,  California
February  6,  2003

                            BHC, INC. AND SUBSIDIARY
                          (DEVELOPMENT STAGE COMPANIES)
                           CONSOLIDATED BALANCE SHEET
              DECEMBER 31, 2002 AND SEPTEMBER 30, 2003 (UNAUDITED)

                                       ASSETS


                                                       September 30,  December 31,
                                                           2003           2002
                                                        -----------  --------------
                                                        (unaudited)
ASSETS
  Cash . . . . . . . . . . . . . . . . . . . . . . . .  $    8,237   $      59,031
  Restricted cash. . . . . . . . . . . . . . . . . . .      10,000               -
                                                        -----------  --------------

          TOTAL ASSETS . . . . . . . . . . . . . . . .  $   18,237   $      59,031
                                                        ===========  ==============


                       LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable . . . . . . . . . . . . . . . . . .  $    2,250   $       7,486
                                                        -----------  --------------

    Total current liabilities. . . . . . . . . . . . .       2,250           7,486
                                                        -----------  --------------

SHAREHOLDERS' EQUITY
  Preferred stock, $0.0001 par value
    5,000,000 shares authorized
    0 (unaudited) and 0 shares issued and outstanding.           -               -
  Common stock, $0.001 par value
    100,000,000 shares authorized
    3,253,750 (unaudited) and 3,100,000 shares
      Issued and outstanding . . . . . . . . . . . . .       3,254           3,100
  Additional paid-in capital . . . . . . . . . . . . .     120,111         104,900
  Deficit accumulated during the development stage . .    (107,378)        (56,455)
                                                        -----------  --------------

        Total shareholders' equity . . . . . . . . . .      15,987          51,545
                                                        -----------  --------------

          TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY .  $   18,237   $      59,031
                                                        ===========  ==============



    The accompanying notes are an integral part of these financial statements.

                            BHC, INC. AND SUBSIDIARY
                          (DEVELOPMENT STAGE COMPANIES)
                      CONSOLIDATED STATEMENT OF OPERATIONS
    FOR THE PERIOD FROM SEPTEMBER 12, 2002 (INCEPTION) TO DECEMBER 31, 2002,
      FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2003 (UNAUDITED),
     AND FOR THE PERIOD FROM SEPTEMBER 12, 2002 (INCEPTION) TO JUNE  30, 2003
                                   (UNAUDITED)


                                                                                For the         For the
                                                                              Period from     Period From
                                            For the           For the        September 12,   September, 12,
                                          Three Months      Nine Months          2002            2002
                                             Ended             Ended        (Inception) to   (Inception) to
                                          September 30,    September 30,      December 31,   September 30,
                                              2003              2003              2002           2003
                                        ----------------  ----------------  ---------------  ---------------
                                          (unaudited)       (unaudited)                        (unaudited)
GENERAL AND ADMINISTRATIVE EXPENSES .        $    3,214        $   50,123       $   55,655      $  105,778
                                        ----------------  ----------------  ---------------  ---------------

LOSS FROM OPERATIONS BEFORE PROVISION            (3,214)          (50,123)         (55,655)       (105,778)
  FOR INCOME TAXES

PROVISION FOR INCOME TAXES. . . . . .               800               800              800           1,600
                                        ----------------  ----------------  ---------------  ---------------


NET LOSS. . . . . . . . . . . . . .       .  $   (4,014)       $  (50,923)      $  (56,455)     $ (107,378)
                                        ================  ================  ===============  ===============


BASIC AND DILUTED LOSS PER SHARE. . .        $        -        $    (0.02)      $    (0.02)     $    (0.04)
                                        ================  ================  ===============  ===============


WEIGHTED-AVERAGE SHARES OUTSTANDING .         3,252,809         3,236,682        2,521,818       3,031,012
                                        ================  ================  ===============  ===============

      The accompanying notes are an integral part of these financial statements.

                            BHC, INC. AND SUBSIDIARY
                          (DEVELOPMENT STAGE COMPANIES)
                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
   FOR THE PERIOD FROM SEPTEMBER 12, 2002 (INCEPTION) TO DECEMBER 31, 2002 AND
            FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003 (UNAUDITED)

                                                                  Deficit
                                                                 Accumulated
                             Common Stock           Additional    during the
                      ---------------------------    Paid-In     Development
                         Shares         Amount       Capital       Stage      Total
                      -------------  ------------  ------------  ---------  ---------
BALANCE, SEPTEMBER
  12, 2002
  (INCEPTION). . . .             -   $         -   $          -  $      -   $      -

ISSUANCE OF
  COMMON STOCK
  FOR SERVICES
  RENDERED . . . . .     2,080,000         2,080          3,920                6,000

ISSUANCE OF
  COMMON STOCK
  IN PRIVATE
  PLACEMENT. . . . .     1,020,000         1,020        100,980              102,000

NET LOSS . . . . . .                                              (56,455)   (56,455)
                      -------------  ------------  ------------  ---------  ---------

BALANCE, DECEMBER
  31, 2002               3,100,000         3,100        104,900   (56,455)    51,545

ISSUANCE OF
  COMMON STOCK
  IN PRIVATE
  PLACEMENT
  (unaudited). . . .       153,750           154         15,211               15,365

NET LOSS (unaudited)                                              (50,923)   (50,923)
                      -------------  ------------  ------------  ---------  ---------

BALANCE, SEPTEMBER
  30, 2003 (UNAUDITED)   3,253,750   $     3,254   $    120,111 $(107,378)  $ 15,987
                      =============  ============  ============  =========  =========


      The accompanying notes are an integral part of these financial statements.

                            BHC, INC. AND SUBSIDIARY
                          (DEVELOPMENT STAGE COMPANIES)
                      CONSOLIDATED STATEMENT OF CASH FLOWS
    FOR THE PERIOD FROM SEPTEMBER 12, 2002 (INCEPTION) TO DECEMBER 31, 2002,
           FOR THE NINE  MONTHS ENDED SEPTEMBER 30, 2003 (UNAUDITED),
   AND FOR THE PERIOD FROM SEPTEMBER 12, 2002 (INCEPTION) TO SEPTEMBER 30, 2003
                                   (UNAUDITED)




                                                    For the             For the           For the
                                                 Nine  Months         Period from       Period from
                                              Ended September 30,    September 12,     September 12,
                                                     2003                 2002              2002
                                                                     (Inception) to    (inception) to
                                                                      December 31,     September 30,
                                                                         2002               2003
                                                  (unaudited)                            (unaudited)
Cash flow from operating activities
Net loss. . . . . . . . . . . . . . . . . .  $            (50,923)  $       (56,455)  $      (107,378)
Adjustments to reconcile net loss to net
   Cash used in operating activities
   Issuances of common stock for services
       rendered . . . . . . . . . . . . . .                     -             6,000             6,000
   Increase in restricted cash. . . . . . .               (10,000)                -           (10,000)
   Increase (decrease) in accounts payable.                (5,236)            7,846             2,250
                                             ---------------------  ----------------  ----------------

Net cash used in operating activities . . .                66,159           (42,969)         (109,128)
                                             ---------------------  ----------------  ----------------

Cash flows from financing activities
   Issuance of common stock in private
       placement. . . . . . . . . . . . . .                15,365           102,000           117,365
                                             ---------------------  ----------------  ----------------

Net cash provided by financing activities .                15,365           102,000           117,365
                                             ---------------------  ----------------  ----------------

Net increase (decrease) in cash . . . . . .               (50,794)           59,031             8,237

Cash, beginning of period . . . . . . . . .                59,031                 -                 -
                                             ---------------------  ----------------  ----------------

Cash, end of period . . . . . . . . . . . .  $              8,237   $        59,031   $         8,237
                                             =====================  ================  ================


The  accompanying  notes  are  an  integral  part of these financial statements.

                            BHC, INC. AND SUBSIDIARY
                          (DEVELOPMENT STAGE COMPANIES)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002

NOTE  1  -  ORGANIZATION  AND  LINE  OF  BUSINESS

     BHC, Inc. ("BHC") was incorporated on September 12, 2002 in the State of Delaware. On September 13, 2002, BHC acquired 100% of the outstanding common stock of BookFIoridaHotels.com, Inc. ("BookFlorida"), a Florida corporation, which plans to be a provider of branded online marketing and distribution of travel products and services for leisure and small business travelers. BHC's operations are going to be conducted through BookFlorida.


NOTE  2  -  GOING  CONCERN

     The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company (as defined in Note 3) as a going concern. During the period from September 12, 2002 (inception) to December 31, 2002 and the nine months ended September 30, 2003, the Company incurred a net loss of $56,455 and $50,923 (unaudited), respectively and it had negative cash flows from operations of $48,969 and $56,159 (unaudited), respectively. These factors raise substantial doubt about the Company's ability to continue as a going concern.

     Recovery of the Company's assets is dependent upon future events, the outcome of which is indeterminable. Successful completion of the Company's development program and its transition to the attainment of profitable operations is dependent upon the Company achieving a level of sales adequate to support the Company's cost structure. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.


NOTE  3  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

     Principles  of Consolidation
     -----------------------------
     The consolidated financial statements include the accounts of BHC and its wholly owned subsidiary, BookFlorida (collectively, the "Company"). All significant inter-company accounts and transactions are eliminated in consolidation.

     Development  Stage Enterprise
     ------------------------------
     The Company is a development stage company as defined in Statement of Financial Accounting Standards No. 7, "Accounting and Reporting by Development Stage Enterprises." The Company is devoting substantially all of its present efforts to establish a new business, and its planned principal operations have not yet commenced. All losses accumulated since inception have been considered as part of the Company's development stage activities.

                            BHC, INC. AND SUBSIDIARY
                          (DEVELOPMENT STAGE COMPANIES)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002

NOTE  3  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)

     Start-Up  Costs
     ---------------
     Start-up costs include legal and professional fees. In accordance with Statement of Position 98-5, "Costs of Start-Up Activities," these costs have been expensed as incurred.

     Income  Taxes
     -------------
     The Company uses the asset and liability method of accounting for income taxes. The asset and liability method accounts for deferred income taxes by applying enacted statutory rates in effect for periods in which the difference between the book value and the tax bases of assets and liabilities are scheduled to reverse. The resulting deferred tax asset or liability is adjusted to reflect changes in tax laws or rates. Because the Company is in the development stage and has incurred losses from operations, a benefit has not been realized for the tax effect of the net operating loss carryforwards due to the uncertainty of their realization.

     Net Loss Per Share
     ---------------------
     The Company reports loss per share in accordance with SFAS No. 128, "Earnings per Share." Basic loss per share is computed by dividing loss available to common shareholders by the weighted-average number of common shares available. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive

     Estimates
     ---------
     The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

     Recently  Issued  Accounting  Pronouncements
     --------------------------------------------
     In October 2002, the FASB issued SFAS No. 147, "Acquisitions of Certain Financial Institutions." SFAS No. 147 removes the requirement in SFAS No. 72 and Interpretation 9 thereto, to recognize and amortize any excess of the fair value of liabilities assumed over the fair value of tangible and identifiable intangible assets acquired as an unidentifiable intangible asset. This statement requires that those transactions be accounted for in accordance with SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." In addition, this statement amends SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," to include certain financial institution-related intangible assets. This statement is not applicable to the Company.

                            BHC, INC. AND SUBSIDIARY
                          (DEVELOPMENT STAGE COMPANIES)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002

NOTE  3  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)

     Recently  Issued  Accounting  Pronouncements  (Continued)
     --------------------------------------------
     In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure," an amendment of SFAS No. 123. SFAS No. 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require more prominent and more frequent disclosures in financial statements about the effects of stock-based compensation. This statement is effective for financial statements for fiscal years ending after December 15, 2002. This statement is not applicable to the Company.

     In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." SFAS No. 149 amends and clarifies accounting and reporting for derivative instruments and hedging activities and under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 149 is effective for derivative instruments and hedging activities entered into or modified after June 30, 2003, except for certain forward purchase and sale securities. For these forward purchase and sale securities, SFAS No. 149 is effective for both new and existing securities after June 30, 2003. Management does not expect adoption of SFAS No. 149 to have a material impact on the Company's statements of earnings, financial position, or cash flows.

     In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 establishes standards for how an issuer classifies and measures in its statement of financial position certain financial instruments with characteristics of both liabilities and equity. In accordance with the standard, financial instruments that embody obligations for the issuer are required to be classified as liabilities. AFAS No. 150 will be effective for financial instruments entered into or modified after May 31, 2003 and otherwise will be effective at the beginning of the first interim period beginning after June 15, 2003. Management does not expect adoption of SFAS No. 150 to have a material impact on the Company's statements of earnings, financial position, or cash flows.

NOTE  4  -  COMMITMENTS

     The Company has entered into a marketing agreement with Hospitality Group, Inc. ("Hospitality Group"), a franchisee of several Hampton Inn properties in southeast Florida, to provide the Company's customers with discounted rates and vacation packages at Hospitality Group's hotels. Hospitality
     Group will pay the Company commissions for booking its travel services through the Company's Web site. To date, commissions have not been earned.

     The Company has entered into a marketing agreement with Vici Marketing, a related party, to provide the Company's customers with discounted travel packages and related merchandise. Vici Marketing will pay the Company commissions for booking its travel services through the Company's Web site. To date, commissions have not been earned.

                            BHC, INC. AND SUBSIDIARY
                          (DEVELOPMENT STAGE COMPANIES)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002

NOTE  5  -  SHAREHOLDERS'  EQUITY

     Preferred Stock
     ----------------
     The Company has authorized the issuance of 5,000,000 shares of preferred stock, which may be issued from time to time in one or more series by the Board of Directors. In addition, the Board is authorized to set the rights, preference, privileges, and restrictions of these shares, including dividends rights, conversion rights, voting rights, and liquidation preferences. These shares may have rights senior to those of the Company's common stock holders. As of December 31, 2002 and September 30, 2003, the Company did not have any preferred shares outstanding.

     Common  Stock
     -------------
     On September 12, 2002, the Company issued 2,000,000 shares of common stock to the Company's Chief Executive Officer in exchange for services rendered valued at $2,000.

     On October 12, 2002, the Company issued 30,000 shares of common stock to a consultant firm in exchange for services provided in connection with the Company's corporate organization. The Company valued the services rendered at the fair value of the stock issued of $1,500. The President of the consulting firm is also a director of the Company.

     On October 12, 2002, the Company issued 50,000 shares of common stock to KGL Investments, Ltd., the beneficial owner of which is Gottbetter & Partners, LLP, the Company's legal counsel, for non-legal services rendered. The Company valued the services rendered at the fair value of the stock issued of $2,500.

     During the period from September 12, 2002 (inception) to December 31, 2002, the Company issued 1,020,000 shares of common stock in exchange for cash of $102,000.

     During the nine months ended September 30, 2003, the Company issued 153,750 shares (unaudited) of common stock in exchange for cash of $15,365 (unaudited).

     2002  Stock  Option  Plan
     -------------------------
     The Company adopted the 2002 Stock Option Plan (the 'Plan") during October 2002. The Plan provides for the granting of incentive stock options, non-statutory stock options, and stock appreciation rights. The incentive stock options can be granted to employees, or any subsidiary of the Company. The non-statutory stock options can be granted to all employees, including officers, non-employee directors, consultants or any subsidiary of the Company. The number of shares of common stock reserved for issuance under the Plan is 500,000, subject to adjustment in the event of a stock split, stock dividend, recapitalization, or similar change in the Company's capital structure.

     Incentive stock options must be granted prior to 10 years from the date the Plan was initially adopted by the Board of Directors. The option price for shares issued as incentive stock options must not be less than the fair market value of the Company's common stock at the date of grant, unless the option is granted to an individual who, at the date of the grant, owns more than 10% of the total combined voting power of all classes of the Company's stock (the "Principal Shareholder"). The option price granted to a Principal Shareholder must be at least 110% of the fair market value at the date the option was granted. Incentive stock options granted under the Plan must not be exercisable after 10 years from their grant dates. If an incentive stock option is granted to a Principal Shareholder, the exercise period is five years from the date of grant.

                            BHC, INC. AND SUBSIDIARY
                          (DEVELOPMENT STAGE COMPANIES)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002

NOTE  5  -  SHAREHOLDERS'  EQUITY  (CONTINUED)

     2002  Stock  Option  Plan  (Continued)
     -------------------------
     The option price for shares issued under the non-statutory stock options will be determined at the sole discretion of the Board of Directors, but may not be less than 85% of the fair market value of the Company's common stock at the date of grant. A non-statutory stock option granted under the Plan may be of such duration as will be determined by the Board of Directors.

     The Board of Directors may grant options with a reload feature ("Reload Options"). Option holders granted a Reload Option will receive contemporaneously with the payment of the option price in shares of common stock a right to purchase that number of shares of the Company's common stock equal to the sum of (i) the number of shares of the Company's common stock used to exercise the option and (ii) with respect to non-statutory stock options the number of shares of the Company's common stock used to satisfy any tax withholding requirement incident to the exercise of such non-statutory stock options.

     The option price for a Reload Option relating to incentive stock options or non-statutory stock options granted to a person other than a Principal Shareholder must be the fair market value of a share of the Company's common stock at the date of grant of the Reload Option. For Principal Shareholders, the option price for Reload Options must be 110% of the fair market value of a share of the Company's common stock at the date of grant.

     Stock appreciation rights granted under the Plan must be evidenced by an agreement and may be exercised only if and to the extent that the related option is eligible to be exercised on the date of exercise of the stock appreciation right. Stock appreciation rights will terminate or expire upon the same conditions as the related option. The Company has not issued any options under this plan.

NOTE  6  -  INCOME  TAXES

     The tax effects of temporary differences which give rise to the deferred tax provision at December 31, 2002 and September 30, 2003 consisted of the following:

                                       September 30,   December 31,
                                            2003         2002
                                         ----------  -------------
                                         (unaudited)
       Deferred tax assest
         Net operating loss carryforward.$   45,360  $      17,770
         Less valuation allowance . . . .    45,360         17,770
                                         ----------  -------------

               NET DEFERRED TAX ASSET .  $        -  $           -
                                         ==========  =============

     The deferred income tax benefit of the loss carryforward is the only significant deferred income tax asset of the Company and has been offset by a valuation allowance since management does not believe the recoverability of this deferred tax asset during the next fiscal year is more likely than not. Accordingly, a deferred income tax benefit for the period from September 12, 2002 (inception) to December 31, 2002 and the Nine Months ended September 30, 2003 have not been recognized in these financial statements.

     The following table presents the current and deferred income tax provision for federal and state income taxes for the period from September 12, 2002 (inception) to December 31, 2002:

                            BHC, INC. AND SUBSIDIARY
                          (DEVELOPMENT STAGE COMPANIES)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002


NOTE  6  -  INCOME  TAXES  (CONTINUED)

     Current
          Federal                                                   $          -
          State                                                              800
                                                                    ------------

                                                                             800
                                                                    ------------

     Deferred
          Federal                                                              -
          State                                                                -
                                                                    ------------

                                                                               -
                                                                    ------------

               PROVISION  FOR  INCOME  TAXES                           $     800
                                                                    ============


     The provision for income taxes differs from the amount that would result from applying the federal statutory rate for the period from September 12, 2002 (inception) to December 31, 2002 as follows:

          Statutory  regular  federal  income benefit rate                34.0%
          State taxes                                                      5.8
          Change  in  valuation  allowance                               (40.3)
          Other                                                           (1.0)
                                                                   ------------
                TOTAL                                                     (1.5)%
                                                                   ============

     For the nine months ended September 30, 2003, the Company's management has estimated its tax benefit based on its expected annual effective benefit rate. As management expects the Company to generate taxable losses for the year ended December 31, 2003 and since realization of any deferred tax assets generated during the year is not expected to be more likely than not, management expects its effective tax benefit rate to be 0%. Accordingly, a benefit has not been recorded for the nine months ended September 30, 2003.

NOTE  7  -  RELATED  PARTY  TRANSACTIONS

     During the year ended December 31, 2002, the Company entered into a consulting agreement with a related party for services provided in connection with the design, implementation, and hosting of the Company's Web site. The president of the consulting firm is also a director of the Company. The agreement required the Company to pay $10,000 and issue 30,000 shares of common stock for such services. As of December 31, 2002 and September 30, 2003, the Company did not have any amounts due to the consulting firm.

     The Company has been provided office space from a related party on a rent-free basis. Management estimates the fair value of the rental space to be approximately 1,000 per month. Once the Company generates revenues, it will record as an expense the fair value of the rental space.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM  24.   INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

     The Registrant's Certificate of Incorporation and by-laws permit it to eliminate the personal liability of its directors and to indemnify directors and officers to the fullest extent permitted by the Delaware General Corporation Law, or DGCL.

     Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except (1) for any breach of the director's duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) pursuant to Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends or unlawful stock purchases or redemptions, or (4) for any transaction from which a director derived an improper personal benefit.

     Under Section 145 of the DGCL, a corporation may indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve, at the corporation's request, in such capacity with another enterprise, against expenses (including attorney's fees), as well as judgments, fines and settlements in nonderivative lawsuits, actually and reasonably incurred in connection with the defense of any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. The DGCL provides, however, that such person must have acted in good faith and in a manner such person reasonably believed to be in (or not opposed to) the best interests of the corporation and, in the right of the corporation, where such person has been adjudged liable to the corporation, unless, and only to the extent that a court determines that such person fairly and reasonably is entitled to indemnity for costs the court deems proper in light of liability adjudication. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.

ITEM  25.   OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION.

     The expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered are as follows:

           SEC  Registration  Fee                         $      81.00
           Blue  Sky  Fees  and  Expenses                     5,910.00
           Legal  Fees  and  Expenses                        20,000.00
           Accounting  Fees  and  Expenses                    5,000.00
           Printing  and  Engraving                           2,000.00
           Miscellaneous                                          0.00
                                                          ------------

                    TOTAL                                 $  32,991.00

ITEM  26.   RECENT  SALES  OF  UNREGISTERED  SECURITIES.

     On September 12, 2002 the Registrant issued 2,000,000 shares of its common stock to its founder, chief executive officer, president and a director, Scott
G. Roix, in exchange for services rendered by Scott G. Roix in connection with the Registrant's corporate organization. These shares were valued at par value, $.001 per share.

     On October 12, 2002 the Registrant issued 30,000 shares of its common stock to 51st State Systems, Inc. in exchange for services provided in connection with the Registrant's corporate organization. These shares were valued at $.05 per share. The president of 51st State Systems, Inc., Matt Sebal, is also a director of the Registrant.

     On October 12, 2002 the Registrant issued 50,000 shares of its common stock to KGL Investments, Ltd., the beneficial owners of which are the partners of Gottbetter & Partners, LLP, counsel to the Registrant. The shares were issued for non-legal services and were valued at $.05 per share.

     From November 2002 to March 2003, the Registrant sold 1,173,750 shares of its common stock at $.10 per share for a total of $117,375. The shares were sold to 11 accredited investors, 8 non-accredited investors and 19 foreign investors who had access to all material information pertaining to the Registrant. These investors were personal business acquaintances of the Registrant's officers. The sales were a private transaction without registration in reliance on the exemption provided by Section 4(2), Rule 506 of Regulation D and Regulation S of the Securities Act of 1933, as amended. A private placement memorandum was provided to the non-accredited and accredited investors.

     The issuances of securities described above were deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act as transactions by an issuer not involving a public offering. The Company made the determination that each investor had enough knowledge and experience in finance and business matters to evaluate the risks and merits of the investment. There was no general solicitation or general advertising used to market the securities. Also, the non-accredited and accredited investors were given a private placement memorandum containing the kind of information normally provided in a prospectus. All purchasers represented in writing that they acquired the securities for their own accounts. A legend was placed on the stock certificates stating that the securities have not been registered under the Securities Act and cannot be sold or otherwise transferred without an effective registration or an exemption therefrom.

ITEM  27.   EXHIBITS.

Exhibit  Number      Description
---------------      -----------
  3.1            Certificate  of  Incorporation*
  3.2            By-Laws*
  4.1            Specimen Certificate of Common Stock*
  5.1            Opinion  of  Counsel ***
 10.1            Stock  Option  Plan  of  2002*
 10.2 Promotion Agreement between Vici Marketing, LLC and the Company, dated December 20, 2002.**
 10.3            Site  Development  Agreement between 51st State Systems, Inc.
                 and the  Company,  dated  as  of  December  6,  2002**
 10.4 Hosting Agreement between 51st State Systems, Inc. and the Company, dated as of December 6, 2002.**
 10.5 Travel Services Promotion Agreement between Hospitality Group, Inc. and the Company dated as of November 30, 2002.**
 10.6 License issued to the Company from the Florida Department of Agriculture and Consumer Services.**
 10.7 Associate Program Agreement by and between Expedia, Inc. and the Company ***
 21.1            List  of  Subsidiaries*
 23.1            Accountant's  Consent (1)
 23.2            Counsel's Consent to Use Opinion (included in  Exhibit 5.1)

* Incorporated by reference to Registration Statement on Form SB-2 filed with the Securities and Exchange Commission, Registration Statement No. 333-104213, on April 1, 2003.

**     Incorporated  by  reference  to  Amendment  No.  1  to  the  Registration
Statement on Form SB-2 filed with the Securities and Exchanged Commission, Registration Statement No. 333-104213, on June 16, 2003.

***     Incorporated  by  reference  to  Amendment  No.  2  to  the Registration
Statement on Form SB-2 filed with the Securities and Exchange Commission, Registration Statement No. 333-104213, on September 5, 2003.

(1)     Filed  herewith.

ITEM  28.   UNDERTAKINGS.

     The  Registrant  undertakes  to:

     (1) File, during any period in which it offers or sales securities, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424
               (b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at then end of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to any provisions contained in its Certificate of Incorporation, or by-laws, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in Clearwater, Florida on February 3, 2004.


                                        BHC,  Inc.


                                        By:     /s/Scott G. Roix
                                                --------------------------------
                                                Scott G. Roix, President and CEO
                                                (principal financial officer)

     In accordance with the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacities and on the dates stated.

       Signature            Title                             Dated
       ---------            -----                             -----

/s/Scott G. Roix       President,  CEO,  and  Director
-------------------    (principal financial officer)      February  3,  2004
  Scott G. Roix

/s/Matt  Sebal
-------------------    Director                           February  3,  2004
  Matt Sebal

/s/Cathy  Davenport    Secretary
-------------------    (principal accounting officer)     February  3,  2004
  Cathy Davenport

                                    BHC, INC.
                                  EXHIBIT INDEX

Exhibit  Number      Description
---------------      -----------
  3.1            Certificate  of  Incorporation*
  3.2            By-Laws*
  4.1            Specimen Certificate of Common Stock*
  5.1            Opinion  of  Counsel ***
 10.1            Stock  Option  Plan  of  2002*
 10.2 Promotion Agreement between Vici Marketing, LLC and the Company, dated December 20, 2002.**
 10.3            Site  Development  Agreement between 51st State Systems, Inc.
                 and the  Company,  dated  as  of  December  6,  2002**
 10.4 Hosting Agreement between 51st State Systems, Inc. and the Company, dated as of December 6, 2002.**
 10.5 Travel Services Promotion Agreement between Hospitality Group, Inc. and the Company dated as of November 30, 2002.**
 10.6 License issued to the Company from the Florida Department of Agriculture and Consumer Services.**
 10.7 Associate Program Agreement by and between Expedia, Inc. and the Company ***
 21.1            List  of  Subsidiaries*
 23.1            Accountant's  Consent (1)
 23.2            Counsel's Consent to Use Opinion (included in  Exhibit 5.1)

* Incorporated by reference to Registration Statement on Form SB-2 filed with the Securities and Exchange Commission, Registration Statement No. 333-104213, on April 1, 2003. Filed herewith

**     Incorporated  by  reference  to  Amendment  No.  1  to  the  Registration
Statement on Form SB-2 filed with the Securities and Exchange Commission, Registration Statement No. 333-104213, on June 16, 2003.

***     Incorporated  by  reference  to  Amendment  No.  2  to  the Registration
Statement on Form SB-2 filed with the Securities and Exchange Commission, Registration Statement No. 333-104213, on September 5, 2003.

(1)     Filed  herewith.